UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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Kansas City Southern

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SEC 1913 (04-05)
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427 West 12th Street
Kansas City, Missouri 64105

KANSAS CITY SOUTHERN

NOTICE AND PROXY STATEMENT
for
Annual Meeting of Stockholders
to be held
May 1, 2008

YOUR VOTE IS IMPORTANT!

Please mark, date and sign the enclosed proxy card and promptly return it in the enclosed envelope, or vote by telephone or through the Internet as described on the proxy card.

We commenced mailing this Notice and Proxy Statement,
the enclosed proxy card and the accompanying 2007 Annual Report on or about March 26, 2008

KANSAS CITY SOUTHERN
427 West 12th Street
Kansas City, Missouri 64105

March 26, 2008

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Kansas City Southern, at Liberty Memorial, J.C. Nichols Auditorium, 100 West 26th Street, Kansas City, Missouri, at 10:00 a.m. Central Time, on Thursday, May 1, 2008. The purposes of this meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement.

We urge you to read these proxy materials and our Annual Report and to participate in the Annual Meeting either in person or by proxy. Whether or not you plan to attend the meeting in person, please sign and return promptly the accompanying proxy card, in the envelope provided, to ensure that your shares will be represented. Alternatively, you may cast your votes by telephone or through the Internet as described on the accompanying proxy card.

Sincerely,

Michael R. Haverty
Chairman of the Board
and Chief Executive Officer

KANSAS CITY SOUTHERN
427 West 12th Street
Kansas City, Missouri 64105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Kansas City Southern will be held at Liberty Memorial, J.C. Nichols Auditorium, 100 West 26th Street, Kansas City, Missouri, at 10:00 a.m. Central Time, on Thursday, May 1, 2008.

Stockholders will consider and vote on the following matters:

1. Election of three directors;

2. Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2008;

3. Reapproval of Section 18.7 (Performance Measures) of KCS’s 1991 Amended and Restated Stock Option and Performance Award Plan for purposes of Internal Revenue Code Section 162(m); and

4. Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 3, 2008, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Michael R. Haverty
Chairman of the Board
and Chief Executive Officer

The date of this Notice is March 26, 2008.

Please date, sign and promptly return the enclosed proxy card, regardless of the number of shares you may own and whether or not you plan to attend the meeting in person. Alternatively, you may cast your votes by telephone or through the Internet as described on the proxy card. You may revoke your proxy and vote your shares in person in accordance with the procedures described in this Notice and Proxy Statement. Please also indicate on your proxy card whether you plan to attend the Annual Meeting.

KANSAS CITY SOUTHERN
427 West 12th Street
Kansas City, Missouri 64105

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

Why were you sent this Proxy Statement?

On or about March 26, 2008, we began mailing this Proxy Statement to our stockholders of record on March 3, 2008 (the “Record Date”) in connection with our Board of Directors’ solicitation of proxies for use at the 2008 Annual Meeting of Stockholders and any adjournment thereof (the “Annual Meeting”). We will hold the Annual Meeting at Liberty Memorial, J.C. Nichols Auditorium, 100 West 26th Street, Kansas City, Missouri , on Thursday, May 1, 2008 at 10:00 a.m. Central Time. The Notice of Annual Meeting of Stockholders, our 2007 Annual Report to Stockholders (the “Annual Report”), and a proxy card and voting instructions accompany this Proxy Statement.

We will pay for the Annual Meeting, including the cost of mailing the proxy materials and any supplemental materials. Directors, officers and employees of Kansas City Southern (“KCS”) may, either in person, by telephone or otherwise, solicit proxy cards. They have not been specifically engaged for that purpose, however, nor will they be compensated for their efforts. We have engaged Morrow & Co., Inc. to assist in the solicitation of proxies and provide related informational support, for a service fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate. We will pay these fees and expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our shares for their expenses in forwarding this Proxy Statement, the Annual Report and other soliciting materials to the beneficial owners.

Brokers, dealers, banks, voting trustees, other custodians and their nominees are asked to forward this Notice and Proxy Statement, the proxy card and the Annual Report to the beneficial owners of our stock held of record by them. Upon request, we will reimburse them for their reasonable expenses in mailing these materials to beneficial owners of our stock.

Who may attend the Annual Meeting?

Only KCS stockholders or their proxies and guests of KCS may attend the Annual Meeting. Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate in the Annual Meeting may request reasonable assistance or accommodation from us by contacting the office of the Corporate Secretary at our principal executive offices, (816) 983-1237. If written requests are made to the Corporate Secretary of KCS, they should be mailed to P.O. Box 219335, Kansas City, Missouri 64121-9335 (or by express delivery to 427 West 12th Street, Kansas City, Missouri 64105). To provide us sufficient time to arrange for reasonable assistance, please submit all requests by April 24, 2008.

What matters will be considered at the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon: (1) the election of three directors; (2) the ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2008; (3) reapproval of Section 18.7 (Performance Measures) of our 1991 Amended and Restated Stock Option and Performance Award Plan (the “1991 Plan”) for purposes of Internal Revenue Code Section 162(m); and (4) such other matters as may properly come before the Annual Meeting or any adjournment thereof. Stockholders do not have dissenters’ rights of appraisal in connection with these proposals. Three proposals have been made by the Board of Directors and the Board of Directors unanimously recommends you vote “for” the nominees presented, “for” the proposal regarding the ratification of our independent registered public accounting firm for 2008 and “for” reapproval of Section 18.7 (Performance Measures) of the 1991 Plan. None of the proposals is related to or contingent upon any other. The Board of Directors knows of no other matters that will be presented or voted on at the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 1, 2008.

The Proxy Statement and Annual Report are available at www.edocumentview.com/ksu.

For the date, time, location, information about attending the Annual Meeting, an identification of the matters to be voted upon at the Annual Meeting, and the recommendations of the Board of Directors regarding those matters, please see “Information About the Annual Meeting.” For information on how to vote in person or by proxy at the Annual Meeting, please see “Voting.”

VOTING

Who may vote at the Annual Meeting?

Only the holders of our common stock, par value $0.01 per share (the “Common Stock”), and our 4% Noncumulative Preferred Stock, par value $25.00 per share (the “4% Preferred Stock”), of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. On the Record Date, we had outstanding 242,170 shares of 4% Preferred Stock (excluding 407,566 shares held in treasury) and 77,169,572 shares of Common Stock (excluding 15,694,013 shares held in treasury) for a total of 77,411,742 shares eligible to vote at the Annual Meeting.

How many votes does each Voting Share have?

The Common Stock and the 4% Preferred Stock (collectively, the “Voting Stock”) constitute our only voting securities and will vote together as a single class on all matters to be considered at the Annual Meeting. Each holder of Voting Stock is entitled to cast one vote for each share of Voting Stock held on the Record Date on each matter other than the election of directors. You may vote cumulatively for the election of directors. For this purpose, each stockholder has votes equal to the number of shares of Voting Stock held on the Record Date multiplied by the number of directors to be elected. You may cast all of your votes for a single nominee or distribute your votes among the nominees in any manner you elect. This Proxy Statement solicits discretionary authority to vote cumulatively for the election of directors. The accompanying form of proxy also grants that authority.

How can you vote by proxy?

You can vote by proxy in three ways, each of which is valid under Delaware law:

•	By Internet: Access our Internet voting site at www.envisionreports.com/ksu and follow the instructions on the screen, prior to 5:00 a.m., Central Time, on May 1, 2008 (April 29, 2008 for participants in certain employee benefit plans discussed below).

•	By Telephone: Using a touch-tone telephone, call toll-free at 1-800-652-VOTE (8683) and follow the voice instructions, prior to 5:00 a.m., Central Time, on May 1, 2008 (April 29, 2008 for participants in certain employee benefit plans discussed below).

•	By Mail: Mark, sign, date and return the enclosed proxy or instruction card so it is received before the Annual Meeting.

How do we decide whether our stockholders have approved the proposals?

Stockholders owning at least a majority of the shares of Voting Stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. The shares of a stockholder who is present and entitled to vote at the Annual Meeting, either in person or by proxy, are counted for purposes of determining whether there is a quorum, regardless of whether the stockholder votes the shares. Abstentions and broker non-votes (defined below) are counted as present and entitled to vote for purposes of determining a quorum.

The directors are elected by the affirmative vote of a plurality of shares of Voting Stock present at the Annual Meeting and entitled to vote, provided a quorum exists. A plurality means receiving the largest number of votes. Where, as here, there are three director vacancies, the three nominees with the highest number of affirmative votes are elected. On any proposal other than the election of directors, the percentage of shares required to pass a proposal depends on the proposal. In most proposals, including ratification of the Audit Committee’s selection of KPMG

LLP as our independent registered public accounting firm for 2008 and reapproval of Section 18.7 (Performance Measures) of the 1991 Plan, the affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting in person or by proxy and entitled to vote on the subject matter, provided a quorum is present, is required for the adoption of the proposal.

Voting ceases when the chairman of the Annual Meeting closes the polls. The votes are counted and certified by three inspectors appointed by the Board of Directors in advance of the Annual Meeting. In determining whether a majority of shares have been affirmatively voted for a particular proposal, the affirmative votes for the proposal are measured against the votes for and against the proposal plus the abstentions from voting on the proposal. You may abstain from voting on any proposal other than the election of directors. Abstentions from voting are not considered as votes affirmatively cast. Abstaining will, therefore, have the effect of a vote against a proposal. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect.

What if you hold shares in a brokerage account?

The Voting Stock is traded on the New York Stock Exchange, Inc. (the “NYSE”). Under the rules of the NYSE, member stockbrokers who hold shares of Voting Stock in their name for customers are required to obtain directions from their customers on how to vote the shares. NYSE rules permit brokers to vote shares on certain proposals when they have not received any directions. The Staff of the NYSE, prior to the Annual Meeting, informs brokers of those proposals on which they are entitled to vote the undirected shares.

A “broker non-vote” occurs when a broker holding shares of Voting Stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner (customer directed abstentions are not broker non-votes). Broker non-votes generally do not affect the determination of whether a quorum is present at the Annual Meeting because, in most cases, some of the shares held in the broker’s name have been voted, and, therefore, all of those shares are considered present at the Annual Meeting. Under applicable law, a broker non-vote will not be considered present and entitled to vote on non-discretionary items and will have no effect on the vote.

How are your shares voted if you submit a proxy?

If you return a properly executed proxy card or properly vote via the Internet or telephone, you are appointing the Proxy Committee to vote your shares of Voting Stock covered by the proxy. The Proxy Committee consists of the three directors of KCS whose names are listed on the proxy card. If you wish to name someone other than the Proxy Committee as your proxy, you may do so by crossing out the names of the designated proxies and inserting the name of another person. In that case, it will be necessary for you to sign the proxy card and deliver it to the person so named and for that person to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed directly to us.

The Proxy Committee will vote the shares of Voting Stock covered by a proxy in accordance with the instructions given by the stockholder(s) executing the proxy or authorizing the proxy and voting via the Internet or telephone. If a properly executed, or authorized, and unrevoked proxy does not specify how the shares represented thereby are to be voted, the Proxy Committee intends to vote the shares FOR the election of the persons nominated by the Board for Directors, FOR ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2008, FOR reapproval of Section 18.7 (Performance Measures) of the 1991 Plan, and in accordance with their discretion upon such other matters as may properly come before the Annual Meeting. The Proxy Committee reserves the right to vote such proxies cumulatively for the election of less than all of the nominees for director, but does not intend to do so unless other persons are nominated and such a vote appears necessary to ensure the election of the persons nominated by the Board.

Can you revoke your proxy or voting instruction card?

At any time before the polls for the Annual Meeting are closed, if you hold Voting Stock in your name, you may revoke a properly executed or authorized proxy by (a) an Internet or telephone vote subsequent to the date shown on the previously executed and delivered proxy or the date of a prior electronic or telephonic vote, or (b) with a later-dated, properly executed and delivered proxy, or (c) a written revocation delivered to our Corporate Secretary. If you hold Voting Stock in a brokerage account, you must contact the broker and comply with the broker’s procedures if you want to revoke or change the instructions previously given to the broker. Participants in certain employee benefit plans, as discussed below, must contact the plan trustee and comply with its procedures if they wish to revoke or change their voting instructions. Attendance at the Annual Meeting will not have the effect of revoking your properly executed or authorized proxy unless you deliver a written revocation to our Corporate Secretary before your proxy is voted.

How do participants in our Employee Stock Ownership Plan, 401(k) and Profit Sharing Plan, and Union 401(k) Plans vote?

If you participate in our employee stock ownership plan (“ESOP”), 401(k) and Profit Sharing Plan (“401(k) Plan”), or union 401(k) plans (“Union Plans”), you have received a separate voting instruction card (accompanying this Proxy Statement) to instruct the trustee of the ESOP, 401(k) Plan or Union Plans how to vote the shares of Common Stock held on your behalf. The trustee is required under the trust agreements to vote the shares in accordance with the instructions given on the voting instruction card.1 If a voting instruction card is not returned by a participant, the trustee must vote those shares, as well as any unallocated shares, in the same proportions as the shares for which voting instructions were received from plan participants. Voting instructions by Internet or telephone must be given by 5:00 a.m., Central Time, on April 29, 2008. Unless you give voting instructions by Internet or telephone, the voting instruction card should be returned in the envelope provided to Proxy Services, c/o Computershare Investor Services, P.O. Box 43102, Providence, Rhode Island 02940-5068. The voting instruction card should not be returned to us. ESOP participants, 401(k) Plan participants, and Union Plan participants who wish to revoke their voting instructions must contact the trustee and follow its procedures.

Are the votes of participants in the ESOP, 401(k) Plan, and Union Plans confidential?

Under the terms of the ESOP, 401(k) Plan, and Union Plans, the trustee is required to establish procedures to ensure that the instructions received from participants are held in confidence and not divulged, released or otherwise utilized in a manner that might influence the participants’ free exercise of their voting rights.

1 Voting instructions may also be given by Internet or telephone by participants in the ESOP, the 401(k) Plan, and the Union Plans. The accompanying voting instruction card relating to such plans contains the Internet address and toll-free number.

BENEFICIAL OWNERSHIP

The following table contains information concerning the beneficial ownership of our Common Stock as of the Record Date by:

•	Beneficial owners of more than five percent of our Common Stock that have publicly disclosed their ownership in filings with the SEC;

•	The members of our Board of Directors;

•	Our Chief Executive Officer, our Chief Financial Officer and the other executive officers for whom information is provided in the Management Compensation Tables in this Proxy Statement (we call these persons the “Named Executive Officers”); and

•	All executive officers and directors as a group.

We are not aware of any beneficial owner of more than five percent of the 4% Preferred Stock. None of our directors or executive officers owns any shares of 4% Preferred Stock, 4.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series C (“Series C Preferred Stock”), or 5.125% Cumulative Convertible Perpetual Preferred Stock, Series D (“Series D Preferred Stock”). No officer or director of KCS owns any equity securities of any subsidiary of KCS. Holders of our Series C Preferred Stock do not have voting rights except under certain limited circumstances or as otherwise from time to time required by law, and do not currently have the right to vote at the Annual Meeting. Holders of our Series D Preferred Stock do not have voting rights except under certain limited circumstances or as otherwise from time to time required by law, and do not currently have the right to vote at the Annual Meeting. Beneficial ownership is generally defined as either the sole or shared power to vote or dispose of the shares. Except as otherwise noted, the beneficial owners have sole power to vote and dispose of their shares. We are not aware of any arrangement which would at a subsequent date result in a change in control of KCS.

Name and Address	Common Stock(1)		Percent of Class(1)

Bank of America Corporation	6,572,120	(2)	8.08%
Deutsche Bank AG	5,816,238	(3)	6.86%
Janus Capital Management LLC	4,040,389	(4)	5.3%
Mac-Per-Wolf Company	4,074,264	(5)	5.3%
PWMCO, LLC Perkins, Wolf, McDonnell and Company, LLC
Neuberger Berman, Inc.	9,991,526	(6)	12.9%
Daniel W. Avramovich	54,716	(7)	*
Executive Vice President of Sales and Marketing
Henry R. Davis	10,000	(8)	*
Director
Robert J. Druten	46,412	(9)	*
Director
Terrence P. Dunn	21,500	(10)	*
Director
Michael R. Haverty	2,851,602	(11)	3.63%
Chairman of the Board and Chief Executive Officer
James R. Jones	112,880	(12)	*
Director
Thomas A. McDonnell	645,307	(13)	*
Director
Patrick J. Ottensmeyer	55,253	(14)	*
Executive Vice President and Chief Financial Officer
Karen L. Pletz	45,000	(15)	*
Director

Name and Address	Common Stock(1)		Percent of Class(1)

Arthur L. Shoener	115,149	(16)	*
President and Chief Operating Officer
Rodney E. Slater	15,000	(17)	*
Director
William J. Wochner	218,960	(18)	*
Senior Vice President and Chief Legal Officer
All Directors and Executive Officers as a Group (20 Persons)	5,152,947	(19)	6.48%

*	Less than one percent of the outstanding shares.

(1)	This column includes Common Stock, including restricted shares, beneficially owned by officers, directors and beneficial owners of more than five percent of our Common Stock. In accordance with SEC rules, this column also includes shares that may be acquired upon the exercise of options or other convertible securities that are exercisable or convertible on the Record Date, or will become exercisable or convertible within 60 days of that date, which are considered beneficially owned. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or other convertible securities held by that person that are exercisable or convertible on the Record Date, or exercisable or convertible within 60 days of the Record Date, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. In addition, under applicable law, shares that are held indirectly are considered beneficially owned. Directors and executive officers may also be deemed to own, beneficially, shares included in the amounts shown above which are held in other capacities. The holders may disclaim beneficial ownership of shares included under certain circumstances. Except as noted, the holders have sole voting and dispositive power over the shares. The list of our executive officers is included in our annual report on Form 10-K for the year ended December 31, 2007. See the last page of this Proxy Statement for instructions on how to obtain a copy of the Form 10-K.

(2)	The address of Bank of America Corporation. (“BOA”) is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, North Carolina, 28255. BOA has shared voting and dispositive power for 6,572,120 shares of our Common Stock beneficially owned by one or more affiliates of BOA, including NB Holding Corporation (2,383,870 shares or 3.09%); Bank of America, NA (951,396 shares or 1.23%); United States Trust Company, NA (1,477,216 shares or 1.92%); BAC North America Holding Company, LaSalle Bank Corporation, LaSalle Bank, N.A. (2,175 shares or less than 1%); Banc of America Securities Holding Corp. Banc of America Securities LLC (50,807 shares or less than 1%); Columbia Management Group, LLC, Columbia Management Advisors, LLC (699,217 shares or less than 1%), Banc of America Investment Advisors, Inc. (230,895 or less than 1%). NMS Services, Inc. and NMS Service (Cayman) Inc., affiliates of BOA, beneficially own 4,198,172 shares, or 5.17%, of our Common Stock issuable upon conversion of approximately 125,945 shares of our Series D Preferred Stock. Such Common Stock is not currently outstanding and the Series D Preferred Stock has no voting rights at the Annual Meeting. This information is based on Amendment No. 1 to BOA’s Schedule 13G filed on February 7, 2008.

(3)	The address of Deutsche Bank AG (“DB”) is Theodor-Heuss-Allee 70, 60468 Frankfurt am Main, Federal Republic of Germany. The securities are beneficially owned by one or more affiliates of DB, including Deutsche Bank Securities Inc. (160,506 shares or less than 1%) and Deutsche Bank AG, London Branch, and includes 5,655,732 shares, or 6.67%, of our Common Stock issuable upon conversion of approximately 168,965 shares of our Series C Preferred Stock. Such Common Stock is not currently outstanding and the Series C Preferred Stock has no voting rights at the Annual Meeting. This information is based on Amendment No. 1 to DB’s Schedule 13G filed on February 1, 2008.

(4)	The address of Janus Capital Management LLC (“Janus Capital”) is 151 Detroit Street, Denver, Colorado 80206. Janus Capital has sole voting and dispositive power for 3,732 shares of our Common Stock and shared voting and dispositive power for 4,036,657 shares of our Common Stock as a result of its indirect ownership in Enhanced Investment Technologies LLC (“INTECH”) and Perkins, Wolf, McDonnell and Company, LLC (“Perkins Wolf”). Janus Capital, Perkins Wolf and INTECH are registered investment advisers, each furnishing investment advice to various registered investment companies and individual institutional clients

(collectively the “Janus Managed Portfolios”). The 3,959,957 shares of our Common Stock with shared voting power (5.25% of the class) may be deemed to be beneficially owned by Perkins Wolf and are also aggregated within the beneficial ownership reported in the table above and in footnote (5) below for the majority owner of Perkins Wolf, Mac-Per-Wolf Company. 76,700 shares of our Common Stock with shared voting power (less than 1% of the class) may be deemed to be beneficially owned by INTECH. Janus Capital, Perkins Wolf, and INTECH do not have the right to receive any dividends from, or proceeds from the sale of, our Common Stock held in the Janus Managed Portfolios for which they act as investment advisers or sub-advisers and each disclaims any beneficial ownership associated with such rights. This information is based on Amendment No. 2 to Janus Capital’s Schedule 13G filed on February 14, 2008.

(5)	The address of Mac-Per-Wolf Company and its two subsidiaries, PWMCO, LLC and Perkins, Wolf, McDonnell and Company, LLC, is 311 S. Wacker Drive, Suite 6000, Chicago, Illinois 60606. Perkins, Wolf, McDonnell and Company, LLC, a registered investment adviser, furnishes investment advice to various registered investment companies and to individual and institutional clients (collectively referred to herein as “MPW Managed Portfolios”). The MPW Managed Portfolios have the right to receive all dividends from, and the proceeds from the sale of, the securities held in their respective accounts. The interest of any one such person does not exceed 5% of the class of securities. PWMCO, LLC is a wholly-owned subsidiary of Mac-Per-Wolf Company and is both a registered broker dealer and a registered investment adviser. This information is based on Amendment No. 4 to Mac-Per-Wolf Company’s Schedule 13G filed on February 15, 2008.

(6)	The address of Neuberger Berman, Inc. (“Neuberger”) is 605 Third Avenue, New York, New York 10158. Neuberger, a registered investment adviser, has shared voting and investment power for a portion of the shares with Neuberger Berman, LLC and Neuberger Berman Management, Inc, which serve as sub-adviser and investment manager, respectively, of Neuberger’s various mutual funds. Neuberger owns 100% of Neuberger Berman, LLC and Neuberger Berman Management Inc. and is affiliated with Lehman Brothers Asset Management LLC, whose holdings are aggregated with Neuberger’s. The shares are owned by advisory clients of Neuberger and its affiliates, and Neuberger has reported that it and its affiliates do not have an economic interest in the shares. This information is based on Amendment No. 2 to Schedule 13G filed by Neuberger, Neuberger Berman, LLC and Neuberger Berman Management Inc., acting together as a group, on February 12, 2008

(7)	Mr. Avramovich’s beneficial ownership includes 47,614 restricted shares and 6,667 shares that may be acquired through options that are exercisable as of, or will be exercisable within 60 days of, the Record Date.

(8)	Mr. Davis’ beneficial ownership includes 10,000 restricted shares.

(9)	Mr. Druten’s beneficial ownership includes 5,000 restricted shares and 20,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(10)	Mr. Dunn’s beneficial ownership includes 6,500 shares held in a revocable trust for which he is the trustee with sole voting and dispositive power, and 15,000 restricted shares.

(11)	Mr. Haverty’s beneficial ownership includes 172,778 restricted shares, 1,423,160 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 29,733 shares allocated to his account in the ESOP, 11,033 shares allocated to his account in the 401(k) Plan, and 306,134 shares held by his spouse. As previously reported, in 2006, Mr. Haverty entered into a prepaid variable forward transaction which obligates him to deliver 350,000 shares or an equivalent amount of cash, at his election, in December 2009. Mr. Haverty pledged 350,000 shares to secure his obligations under that arrangement.

(12)	Ambassador Jones’ beneficial ownership includes 5,000 restricted shares, and 79,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(13)	Mr. McDonnell’s beneficial ownership includes 5,000 restricted shares, 40,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 60,307 shares held in a trust for which he is the trustee with sole voting and dispositive power, 500,000 shares held by a subsidiary of DST Systems, Inc. for which Mr. McDonnell disclaims beneficial ownership and 40,000 shares held by a charitable foundation for which Mr. McDonnell disclaims beneficial ownership.

(14)	Mr. Ottensmeyer’s beneficial ownership includes 54,875 restricted shares.

(15)	Ms. Pletz’s beneficial ownership includes 5,000 restricted shares, and 30,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(16)	Mr. Shoener’s beneficial ownership includes 109,614 restricted shares and 3,164 shares allocated to his account in the 401(k) Plan.

(17)	Mr. Slater’s beneficial ownership includes 5,000 restricted shares.

(18)	Mr. Wochner’s beneficial ownership includes 37,635 restricted shares, 17,161 shares allocated to account in the ESOP, and 96,940 share that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(19)	The number includes 754,663 restricted shares, 2,300,171 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date and 998,807 shares otherwise held indirectly. A director, Mr. McDonnell, disclaims beneficial ownership of 540,000 of the total shares listed.

PROPOSAL 1 — ELECTION OF THREE DIRECTORS

The Board of Directors of KCS is divided into three classes. The members of each class serve staggered three-year terms of office, which results in one class standing for election at each annual meeting of stockholders. The term of office for the directors elected at the Annual Meeting will expire in 2011 or when their successors are elected and qualified.

Three persons have been nominated by the Board of Directors, following the recommendation of the Nominating and Corporate Governance Committee, for election as directors. All nominees are presently directors of KCS, have indicated they are willing and able to serve as directors if re-elected and have consented to being named as nominees in this Proxy Statement. If any nominee should become unable or unwilling to serve, the Proxy Committee intends to vote for one or more substitute nominees chosen by them in their sole discretion.

As explained above in “How do we decide whether our stockholders have approved the proposals?” directors are elected by the affirmative vote of a plurality of the shares of Voting Stock present at the Annual Meeting and entitled to vote on the election of directors, assuming a quorum is present.

Nominees for Director to Serve Until the Annual Meeting of Stockholders in 2011

Henry R. Davis, age 67, has been a director of KCS since February 28, 2008. Since 1998, Mr. Davis has served as President of the investment firm Promotora DAC, S.A. de C.V., which focuses its investments in the financial and real estate sectors. Mr. Davis served as President, Chief Executive Officer and Vice Chairman of the Board of Grupo Cifra from 1983, until its acquisition by Wal-Mart de México in 1998. Mr. Davis is a director of Grupo Bimbo, S.A.B. de C.V., Ixe Grupo Financiero S.A. de C.V. and Grupo Aeroportuario de Pacífico S.A.B. de C.V. Mr. Davis was elected by a majority of our directors in accordance with our bylaws, to fill a vacancy on the board resulting from the resignation of Arthur L. Shoener in February, 2008.

Robert J. Druten, age 60, has been a director of KCS since July 26, 2004. Mr. Druten served as Executive Vice President and Chief Financial Officer of Hallmark Cards, Inc. from 1994 until his retirement in August 2006. From 1991 until 1994, he served as Executive Vice President and Chief Financial Officer of Crown Media, Inc., a cable communications subsidiary of Hallmark. He served as Vice President of Corporate Development and Planning of Hallmark from 1989 until 1991. Prior to joining Hallmark in 1986, Mr. Druten held a variety of executive positions with Pioneer Western Corporation from 1983 to 1986. Mr. Druten is a trustee and Chairman of the Board of Entertainment Properties Trust, a real estate investment trust, and a director of Alliance Holdings GP, L.P., a publicly traded limited partnership whose publicly traded subsidiary is engaged in the production and marketing of coal, and American Italian Pasta Company, a publicly traded company that is the largest producer of dry pasta in the United States.

Rodney E. Slater, age 53, has been a director of KCS since June 5, 2001. Mr. Slater is a partner in the public policy practice group of the law firm Patton Boggs LLP and has served as a member of the firm’s transportation practice group in Washington, D.C. since 2001. He served as U.S. Secretary of Transportation from 1997 to January 2001 and head of the Federal Highway Administration from 1993 to 1996. Mr. Slater is also a director of Southern Development Bancorporation, Northwest Airlines (observer) and ICX Technologies, and a member of the Transurban U.S. Advisory Board. Mr. Slater is also Vice Chair of Witt Associates, a part of Global Options, a member of the Global Options Advisory Board, and Immediate Past Chairman of the Board of United Way of America.

YOUR BOARD RECOMMENDS THAT YOU VOTE
“FOR”
THE ELECTION OF THE BOARD’S NOMINEES

THE BOARD OF DIRECTORS

The Board of Directors met 6 times in 2007. The Board meets regularly to review significant developments affecting KCS and to act on matters requiring Board approval. The Board reserves certain powers and functions to itself; in addition, it has requested that the Chief Executive Officer refer certain matters to it. During 2007, all directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which they served.

Directors Serving Until the Annual Meeting of Stockholders in 2009

Michael R. Haverty, age 63, has been Chief Executive Officer of KCS since July 12, 2000 and a director since May 1995. Mr. Haverty has served as Chairman of the Board of KCS since January 1, 2001. Mr. Haverty served as President of KCS from July 12, 2000 to June 12, 2006. Mr. Haverty served as Executive Vice President of KCS from May 1995 until July 12, 2000. He served as President and Chief Executive Officer of The Kansas City Southern Railway Company (“KCSR”) from 1995 to 2005 and has been a director of KCSR since 1995. He has served as Chairman of the Board of KCSR since 1999. Mr. Haverty has served as a director of the Panama Canal Railway Company, an affiliate of KCS, since 1996 and as Co-Chairman of the Board of Directors of that company since 1999. Mr. Haverty has served as Co-Chairman of Panarail Tourism Company, an affiliate of KCS, since 2000. He has served as Chairman of the Board of Kansas City Southern de México, S.A. de C.V. (“KCSM”), a subsidiary of KCS, since April 1, 2005. Mr. Haverty served as Chairman and Chief Executive Officer of Haverty Corporation from 1993 to May 1995, acted as an independent executive transportation advisor from 1991 to 1993, and was President and Chief Operating Officer of The Atchison, Topeka and Santa Fe Railway Company from 1989 to 1991.

Thomas A. McDonnell, age 62, has been a director of KCS since March 18, 2003. Mr. McDonnell has served as a director of DST Systems, Inc. (“DST”) since 1971, as Chief Executive Officer of DST since 1984, and as President of DST since 1973 (except for a 30-month period from October 1984 to April 1987). DST provides sophisticated information processing, computer software services and business solutions to the financial services, communications and healthcare industries. He is a director of Blue Valley Ban Corp., Commerce Bancshares, Inc., Euronet Worldwide, Inc. and Garmin Ltd. and serves on the audit committees of each of these public companies, with the exception of Blue Valley Ban Corp. Mr. McDonnell previously served as a director of KCS from 1983 until October 1995. Mr. McDonnell also served as an officer and director of KCSR before DST was spun off from KCS in 1995.

Directors Serving Until the Annual Meeting of Stockholders in 2010

James R. Jones, age 68, has been a director of KCS since November 1997. Ambassador Jones is also a director of KCSM. He has been Senior Counsel to the law firm of Manatt, Phelps & Phillips since March 1, 1999. Ambassador Jones is also Co-Chairman of Manatt Jones Global Strategies and Chairman of Globe Ranger Corp. Ambassador Jones was President of the International Division of Warnaco Inc. from 1997 through 1998, U.S. Ambassador to Mexico from 1993 through 1997, and Chairman and Chief Executive Officer of the American Stock Exchange from 1989 through 1993. Ambassador Jones served as a member of the U.S. Congress representing Oklahoma for 14 years. He was White House Special Assistant and Appointments Secretary to President Lyndon Johnson. Ambassador Jones is also a director of Anheuser-Busch; Grupo Modelo, S.A. de C.V.; and San Luis Corporacion.

Karen L. Pletz, age 60, has been a director of KCS since March 1, 2004. Ms. Pletz has been the President and Chief Executive Officer of Kansas City University of Medicine and Biosciences (formerly The University of Health Sciences) since 1995. From 1978 to 1995, Ms. Pletz served as a Senior Vice President and Attorney for Central Bank, Jefferson City, Missouri and Division Manager of the Financial Management and Trust Services Division, Retail Bank Division and Marketing and Public Relations of Central Bank. From 1983 to 1984, Ms. Pletz was a partner in the law firm of Cook, Vetter, Doerhoff and Pletz, specializing in business and estate planning.

Terrence P. Dunn, age 58, has been a director of KCS since May 2007. Mr. Dunn has served as President and Chief Executive Officer of J.E. Dunn Construction Group (formerly known as Dunn Industries) since 1989. Headquartered in Kansas City, Missouri, J.E. Dunn Construction Group is the holding company for commercial contracting and construction company affiliates across the nation. Mr. Dunn also serves on the Board of Directors of UMB Financial Corporation and H&R Block Bank (a wholly-owned subsidiary of H&R Block. Inc.).

CORPORATE GOVERNANCE

The Corporate Governance Guidelines of Kansas City Southern (the “Guidelines”) are available for review in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com. In addition, this section of our website makes available all of our corporate governance materials, including our Bylaws, board committee charters, code of business conduct and ethics and our anti-harassment and equal employment opportunity policies. Our Board of Directors regularly reviews corporate governance developments and modifies the Guidelines, committee charters, and key practices as it believes warranted.

The “Investors” section of our website also includes a copy of the brochure for our United States Speak Up! report line in portable document format (i.e., PDF). Our United States Speak Up! line is a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual actions they believe may violate our corporate policies or the law including, but not limited to, the following:

• Unlawful harassment	• Employment discrimination	• Accounting or auditing irregularities
• Bribery	• Conflicts of interest	• Creating or ignoring safety or environmental hazards
• Destroying, altering or falsifying company records	• Disclosure of proprietary information	• Insider trading
• Misuse of corporate assets	• Securities matters	• Theft and fraud
• Threats to personal safety	• Use or sale of illegal drugs	• Violations of anti-trust, environmental or other governmental compliance regulations
• Security concerns, including those of terrorist activity		• Suspicious activity, including inquiries from strangers about our facilities or operations

Our United States Speak Up! line is operated by an independent outside vendor 24 hours a day, seven days a week. Any employee, stockholder, or other interested party can call the following toll-free (within the United States) number to submit a report:

1-800-727-2615

We have a similar hotline in Mexico, the “KCSM Fraud Hotline,” to receive confidential and anonymous reports of suspected or actual actions that the reporting party believes may violate our corporate policies or the law. The KCSM Fraud Hotline is operated by an independent outside vendor 24 hours a day, seven days a week. Any employee, stockholder or other interested party can call the following toll-free (within Mexico) number to submit a report:

01-800-5-22-20-22

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is applicable to all directors, officers and employees of KCS and its subsidiaries and embodies our principles and practices relating to the ethical conduct of our business and our commitment to honesty, fair dealing and compliance with applicable laws and regulations. Our Code of Business Conduct and Ethics is available in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com and in print to any stockholder who requests it.

Policy on Director Attendance at Annual Stockholder Meetings

Our directors are encouraged to attend annual stockholder meetings. All directors serving at the time of the 2007 annual stockholder meeting attended that meeting.

Director Qualifications, Qualities and Skills

The Guidelines establish certain qualifications, qualities and skills that directors and nominees must meet to be eligible to serve on our Board of Directors. Under the Guidelines, directors and nominees must be committed to representing the long-term interests of our stockholders and meet, at a minimum, the following qualifications:

•	Highest personal and professional ethics, integrity and values;

•	Independence, in accordance with the requirements of the NYSE, unless their lack of independence would not prevent two-thirds of the Board from meeting such requirements;

•	No current service on boards of companies that, in the judgment of the Nominating and Corporate Governance Committee, are in competition with, or opposed to the best interests of, the Company; and

•	Below the age of 72 years as of the date of the meeting at which his or her election would occur.

Additionally, it is considered desirable that directors and nominees possess the following qualities and skills:

•	Significant experience at policy making levels in business, government or education;

•	Significant experience or relationships in, or knowledge about, geographic markets served by us or industries that are relevant to our business; and

•	Willingness to devote sufficient time to carrying out their duties and responsibilities effectively, including service on appropriate committees of the Board.

Our Bylaws also provide that no one who is 72 years old shall be eligible to be nominated or to serve as a member of the Board of Directors, but any person who attains the age of 72 during the term of directorship to which he or she was elected shall be eligible to serve the remainder of that term. Our Certificate of Incorporation and Bylaws do not have any other eligibility requirements for directors.

Non-Management Director Independence

The Guidelines require that a majority of the Board of Directors must be independent, as determined affirmatively by the Board in accordance with the listing standards of the NYSE, although our goal is to have two-thirds of the members of the Board meet these requirements. We refer to directors who do not serve as executive officers of KCS or any of its subsidiaries as the “Non-Management Directors.” The Non-Management Directors constitute more than two-thirds of our Board of Directors. Our Board has affirmatively determined that each Non-Management Director, other than Ambassador Jones, are independent in accordance with applicable NYSE listing standards (see “Insider Disclosures — Certain Relationships and Related Transactions”). In determining the independence of each Non-Management Director, the Board of Directors applied categorical standards of independence contained in the Guidelines and applicable NYSE listing standards. These standards assist the Board in determining that a director or nominee has no material relationship with KCS, either directly or as a partner, shareholder or officer of an organization that has a relationship with KCS. Under the standards, to be considered independent, a member of the Board may not:

•	Have a material relationship with KCS (directly or as a partner, shareholder or officer of an organization that has such a relationship); provided, a material relationship shall not be inferred merely because (i) the director is a director, officer, shareholder, partner or principal of, or advisor to, another company that does business with KCS and the annual sales to, or purchases from, KCS are less than the greater of $1 million or 2% of the annual revenues of the other company, if the director does not receive any compensation as a direct result of such business with KCS, or (ii) the director is an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to that organization are less than the greater of $1 million or 2% of that organization’s consolidated gross revenues;

•	Be, or have been during the three years preceding the determination, an employee, or have an immediate family member who is, or was during the three years preceding the determination, an executive officer, of KCS;

•	Have received, or have an immediate family member who has received during any twelve-month period within the three years preceding the determination, more than $100,000 in direct compensation from KCS, other than director and committee fees, pension or other forms of deferred compensation for prior service (provided such deferred compensation is not contingent in any way on future service);

•	Be, or have an immediate family member who is, a current partner of a firm that is our internal or external auditor; be a current employee of such a firm; have an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or have been, or have an immediate family member who was, within the three years preceding the determination (but is no longer) a partner or employee of such firm and personally worked on our audit within that time;

•	Be, or have been during the three years preceding the determination, or have an immediate family member who is, or was during the three years preceding the determination, employed as an executive officer of another company where any of our present executives at the same time serves or served on that company’s compensation committee; or

•	Be a current employee, or have an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, KCS for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues for its last completed fiscal year.

Executive Sessions

Our Non-Management Directors meet regularly in executive session without management. Thomas A. McDonnell (the “Presiding Director”) serves as Presiding Director in such sessions.

Stockholder/Interested Person Communication with the Board

Any stockholder or interested person may communicate with the Non-Management Directors or the Presiding Director by sending such communication in writing to the office of the Corporate Secretary, Kansas City Southern, P.O. Box 219335, Kansas City, Missouri, 64121-9335, or by express carrier to the Corporate Secretary, Kansas City Southern, 427 West 12th Street, Kansas City, Missouri 64105. In its capacity as the agent for the Non-Management Directors and Presiding Director, the office of the Corporate Secretary may review, sort and summarize the communications and, in accordance with the directions provided by and procedures established by the Non-Management Directors, forward such communications to the Non-Management Directors and the Presiding Director, as appropriate. The Non-Management Directors or the Presiding Director shall review such communication with the Board, or the group addressed in the communication, for the purpose of determining an appropriate response and any appropriate action that should be taken. Any communications received may be shared with management on the instruction of the Non-Management Directors or the Presiding Director.

BOARD COMMITTEES

The Board of Directors has established an Executive Committee, an Audit Committee, a Finance Committee, a Compensation and Organization Committee (referred to in this Proxy Statement as the “Compensation Committee”), and a Nominating and Corporate Governance Committee (referred to in this Proxy Statement as the “Nominating Committee”). Committee members are elected at the Board’s annual meeting immediately following our Annual Meeting of stockholders.

The following number of committee meetings were held during 2007:

Committee	In Person(1)	By Telephone(1)

Executive	0	6
Audit	10	0
Finance	1	3
Compensation	4	1
Nominating	3	1

(1)	Some directors attended in person certain meetings held by telephone and some directors attended by telephone certain meetings held in person, and were paid the appropriate fees for such attendance.

The Executive Committee

The Executive Committee consists of our Chairman and Chief Executive Officer, and two Non-Management Directors elected by the Board to serve one-year terms. The current members of the Executive Committee are Mr. McDonnell (Chairman), Mr. Slater and Mr. Haverty. When the Board is not in session, the Executive Committee has all the powers of the Board in all cases in which specific directions have not been given by the Board.

The Audit Committee

The Audit Committee consists of three Non-Management Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve staggered three-year terms. The current members of the Audit Committee are Mr. Druten (Chairman), Mr. McDonnell and Ms. Pletz. The members of the Audit Committee are independent (as defined in the NYSE’s listing standards) and meet the additional independence standards in Rule 10A-3 of the Securities and Exchange Commission (“SEC”). In determining independence, the Board of Directors concluded that each member of the Audit Committee has no material relationship with KCS under the standards set forth in the Guidelines.

The Audit Committee’s duties and responsibilities include the following: (a) appoint and pre-approve the fees of our independent registered public accounting firm and pre-approve fees for other non-audit services provided by our independent registered public accounting firm; (b) monitor the quality and integrity of our financial reporting process, financial statements and systems of internal controls; (c) monitor the independence, qualifications and performance of our independent registered public accounting firm and internal audit department; (d) provide an avenue of communication among the independent registered public accounting firm, management, the internal audit department and the Board of Directors; (e) monitor compliance with legal and regulatory requirements; (f) review areas of potential significant financial risk to the Company; (g) prepare the report included in our annual meeting Proxy Statement; and (h) review with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements.

The Guidelines do not limit the number of public company audit committees on which the members of our Audit Committee may serve. However, for any director to simultaneously serve on our Audit Committee and the audit committees of more than three other public companies, the Board must affirmatively determine that such simultaneous service will not impair the director’s ability to effectively serve on our Audit Committee. The Board of Directors has affirmatively determined that Mr. McDonnell’s simultaneous service on more than three public company audit committees (including ours) will not impair his ability to effectively serve on our Audit Committee.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com.

The Board has determined that Robert J. Druten and Thomas A. McDonnell are “audit committee financial experts” as that term is defined in applicable securities regulations. The Board determined that Mr. Druten qualifies as an audit committee financial expert based upon his prior experience as Executive Vice President and Chief Financial Officer of Hallmark Cards, Inc. and previously at Crown Media, Inc., as well as his prior experience as a certified public accountant with Arthur Young & Co. The Board of Directors determined that Mr. McDonnell qualifies as an audit committee financial expert based upon his experience as the Chief Executive Officer of DST, his accounting and financial education, his experience actively supervising others performing accounting or auditing functions, and his past and current memberships on audit committees of other public companies.

The Audit Committee’s report is provided below.

The Finance Committee

The Finance Committee consists of three Non-Management Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms. The current members of the Finance Committee are Mr. Druten (Chairman), Mr. McDonnell and Ambassador Jones. The Finance Committee has the following duties and responsibilities: (a) review and approve financial transactions exceeding $25 million, but not exceeding $200 million, including, but not limited to, the filing of registration statements, issuance of debt or equity securities, and entrance into new credit facilities, leases and other forms of financing; (b) at the request of the Board, review and approve the terms and conditions of financial transactions exceeding $200 million for which the Board has given prior general approval; (c) review management’s financing plans and reports and make recommendations to the Board with respect to any matter affecting our financing plans and capital structure; (d) review such other matters within the scope of its responsibilities as the Committee determines from time to time, and make such recommendations to the Board with respect thereto as the Committee deems appropriate; (e) evaluate the Finance Committee’s performance at least annually; and (f) review and reassess the adequacy of the Finance Committee’s charter at least annually and recommend any proposed changes to the Board for approval. In addition to the foregoing, the Committee shall have such other powers and duties as may be delegated to it from time to time by the Board with respect to a particular financial transaction or type of financial transaction.

The Board of Directors has adopted a written charter for the Finance Committee, a copy of which is available in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com.

The Compensation Committee

The Compensation Committee consists of three Non-Management Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms. The current members of the Compensation Committee are Mr. Slater (Chairman), Ms. Pletz and Mr. Dunn. Each member of the Compensation Committee is independent (as defined in the NYSE’s listing standards), is considered an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is considered a non-employee director under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee’s duties and responsibilities include the following: (a) establish, communicate to management and the Board and periodically update the Company’s compensation philosophy, objectives, policies, strategies and programs, with the objective of ensuring they provide appropriate motivation for corporate performance and increased stockholder value; (b) review and discuss with management the Company’s disclosures in the “Compensation Discussion & Analysis” (“CD&A”) intended to be included in the Company’s annual meeting proxy statement and based on such review and discussion, recommend to the Board whether the CD&A should be included in the Company’s annual meeting proxy statement; (c) review and approve the Compensation Committee Report for inclusion in the Company’s annual meeting proxy statement; (d) review and approve guidelines for base, annual incentive and long-term compensation programs for management employees of KCS and, as prescribed by resolution of the Board, subsidiaries, consistent with the compensation philosophy of the

Compensation Committee; (e) review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer (“CEO”), evaluate and review with our CEO his performance in light of those goals and objectives, and set our CEO’s compensation level based on that evaluation; (f) review and approve our CEO’s recommendations concerning the compensation of other senior management of KCS; (g) in consultation with our CEO, Chief Financial Officer (“CFO”), and personnel officers and, if deemed appropriate by the Chairperson of the Compensation Committee, an independent outside consultant, review and recommend to the Board the compensation of directors, including equity awards, fees and benefits; (h) establish and communicate to senior management and the Board the Committee’s expectations concerning long-term ownership of KCS stock, with the goal of promoting long-term ownership of our stock and aligning the interests of senior management with our stockholders; (i) administer the compensation plans of KCS and certain subsidiaries for which the Compensation Committee has been granted administrative responsibility in accordance with the terms of those plans, including, as applicable, approving all stock option and restricted stock grants and pools, establishing performance goals and targets under incentive plans, and determining whether or not those goals have been attained (the Compensation Committee has the authority to delegate that responsibility in accordance with the terms of the applicable plan); (j) review succession planning for key officers of KCS and subsidiaries; (k) review and approve our compensation disclosures with the SEC and other regulatory filings, including the disclosure of executive compensation in our annual Proxy Statement; (l) retain and terminate any compensation consultant used to assist in evaluating the compensation of the non-management directors, our CEO or executive officers, including the sole authority to select the consultant and to approve its fees and other material engagement terms; (m) obtain advice and assistance from internal or external legal, accounting or other advisors as required for the performance of its duties; (n) monitor compliance with legal prohibitions on loans to directors and executive officers of KCS; (o) annually participate in a self-assessment of its performance and, in conjunction with the Nominating Committee, undertake an annual evaluation of the qualifications of the members of the Compensation Committee; (p) in consultation with management, oversee regulatory compliance with respect to compensation matters; (q) monitor the Company’s disclosure controls and procedures and internal controls applicable to the implementation, accounting and reporting of executive compensation decisions and awards; (r) review any stockholder proposals relating to executive compensation matters and recommend to the Board any response to such proposals; (s) review and assess the adequacy of the Compensation Committee charter at least annually and recommend any proposed changes to the Board for approval; and (t) perform such other duties and exercise such other powers as directed by resolution of the Board not inconsistent with the Compensation Committee charter or as required by applicable laws, rules, regulations and NYSE listing standards.

The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com.

The Compensation Committee’s report is provided below.

Compensation Committee Processes and Procedures

Executive Compensation Practices

The Compensation Committee follows the processes and procedures established in its charter with respect to the determination of executive compensation.

The Compensation Committee has sole authority to set the compensation of our CEO, to set the compensation of the members of senior management of the Company and its subsidiaries based on recommendations from the CEO and outside compensation consultants, and to recommend for Board approval the compensation provided to our Non-Management Directors. The Compensation Committee does not share this authority with, or delegate this authority to, any other person. The Compensation Committee recommends each component of Non-Management Director compensation to our Board. The Compensation Committee assists the Board in fulfilling its responsibility to maximize long-term stockholder value by ensuring that officers, directors and employees are compensated in accordance with our compensation philosophy, objectives and policies; competitive practice; and the requirements of applicable laws, rules and regulations.

In fulfilling its responsibilities, the Compensation Committee has direct access to our officers and employees and consults with our CEO, our CFO, our personnel officers and other members of senior management as the

Chairman of the Committee deems necessary. The Compensation Committee may retain at the Company’s expense a compensation consultant, which is selected, engaged and instructed by the Compensation Committee, to advise the Compensation Committee on executive compensation practices and trends. The Compensation Committee engaged Towers Perrin, an independent compensation consultant, to advise the Compensation Committee on its executive compensation policies and to assist the Compensation Committee in making executive compensation decisions in 2006 and 2007.

The Compensation Committee reviews executive officer compensation on an annual basis. For each review, the Compensation Committee may consider, and decide the weight it will give to, the following factors:

•	competition in the market for executive employees;

•	executive compensation provided by peer group companies selected by the Compensation Committee with the assistance of Towers Perrin;

•	executive officer performance;

•	our financial performance and compensation expenses;

•	the accounting impact of executive compensation decisions;

•	company and individual tax issues;

•	executive officer retention;

•	executive officer health and welfare;

•	executive officer retirement planning;

•	executive officer responsibilities; and

•	executive officer risk of termination without cause.

NYSE listing standards require the Compensation Committee, in determining the long-term incentive component of our CEO’s compensation, to consider:

•	company performance and relative stockholder return;

•	value of similar incentive awards to chief executive officers at comparable companies; and

•	awards given our CEO in past years.

The Compensation Committee may request that management recommend compensation package components, discuss hiring and retention concerns and personnel requirements, and provide information with respect to such matters as executive, Company and business unit performance; market analysis; benefit plan terms and conditions; financial, accounting and tax considerations; legal requirements; and value of outstanding awards. The Compensation Committee may rely on our CEO and other executives for these purposes.

The Compensation Committee develops the criteria for evaluating the performance of our CEO and privately reviews his performance against these criteria on at least an annual basis. The CEO periodically discusses the performance of other executive officers with the Compensation Committee. The Compensation Committee may review human resources and business unit records. The Compensation Committee may discuss with the Audit Committee the executive officers’ compliance with our Code of Ethics.

Non-Management Director Compensation Practices

The Compensation Committee recommends each component of Non-Management Director compensation to the Board. The Committee seeks to recommend competitive compensation packages that include both short-term cash and long-term stock components. The Board of Directors does not delegate its authority for determining Non-Management Director compensation to any other person.

In recommending Non-Management Director compensation, the Compensation Committee may consider, and determine the weight it will give to, any combination of the following:

•	market competition for directors;

•	securities law and NYSE independence, expertise and qualification requirements;

•	director compensation provided by peer group companies selected by the Compensation Committee with the assistance of Towers Perrin;

•	directors’ duties and responsibilities; and

•	director retention.

Compensation Committee Interlocks and Insider Participation

During 2007:

•	no member of the Compensation Committee was an officer or employee of KCS or was formerly an officer of KCS;

•	no member of the Compensation Committee had any material relationship with KCS other than service on the Board and Board committees and the receipt of compensation for that service, except as described below in “Insider Disclosures — Certain Relationships and Related Transactions;”

•	no executive officer of KCS served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; and

•	no executive officer of KCS served as a member of the compensation committee (or other board committee performing equivalent functions or, if the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of KCS.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) consists of three Non-Management Directors elected by the Board to serve staggered three-year terms. The current members of the Nominating Committee are Ms. Pletz (Chairwoman), Mr. Dunn and Mr. Slater. The members of the Nominating Committee are independent (as defined in the NYSE’s listing standards). The Nominating Committee recommends to the Board of Directors suitable nominees for election to the Board or to fill newly created directorships or vacancies on the Board. The Nominating Committee’s duties and responsibilities include the following: (a) ensure that (i) the Board has the benefit of qualified and experienced directors who meet the requirements of applicable laws, rules, regulations, the Guidelines, and the criteria established in the Committee’s charter, (ii) the Company maintains appropriate corporate governance practices and procedures including, but not limited to, the Guidelines, and (iii) the performance of the Board, committees of the Board and management is periodically evaluated; (b) adopt and apply criteria for the selection of director nominees; (c) adopt and apply criteria, which may be listed in the Guidelines, for the selection of director nominees, (d) establish and publish on our website a policy concerning the treatment of shareholder-recommended nominees to the Board; (e) develop and implement a procedure to annually evaluate the performance of the Board and its committees and compliance with corporate governance procedures of KCS; (f) establish and maintain an orientation program for new directors and a continuing education program for all directors; (g) review and consider related person transactions in accordance with the procedure set forth below; (h) annually review and reassess the adequacy of the Nominating Committee’s charter and recommend any proposed changes to the Board for approval; (i) make recommendations to the Board with respect to the selection of Board committee members; and (j) perform any other activities consistent with its charter, our Bylaws and governing law as the Nominating Committee or the Board of Directors deems appropriate.

The Nominating Committee has the authority to obtain advice and seek assistance from internal or external legal, accounting or other advisors, and has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve such firm’s fees and other engagement terms.

The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is available in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com.

The Nominating Committee generally will consider director nominees recommended by stockholders. Nominees recommended by stockholders in compliance with our Bylaws will be evaluated on the same basis as other nominees considered by the Nominating Committee. Stockholders should see “Stockholder Proposals” below for information relating to the submission by stockholders of nominees and matters for consideration at a meeting of our stockholders.

INSIDER DISCLOSURES

Certain Relationships and Related Transactions

On September 29, 2000, we entered into an agreement with the law firm of Manatt, Phelps & Phillips, of which Ambassador Jones is Senior Counsel. The agreement expired on October 31, 2004, but has been extended on a month-to-month basis since that date. Under the agreement, Manatt Jones Global Strategies, a wholly-owned subsidiary of Manatt, Phelps & Phillips has provided us with advice and assistance on issues and transactions in Mexico and other international venues. As compensation for these services, we have paid Manatt Jones Global Strategies approximately $10,000 per month. Ambassador Jones receives a salary from Manatt, Phelps & Phillips for his services as Senior Counsel and serves as Co-Chairman and CEO of Manatt Jones Global Strategies. The fees paid by us did not exceed 5% of either firm’s gross revenues for its last full fiscal year.

On March 30, 2001, at our request, A. Edward Allinson, a former director, entered into an Agreement to Forego Compensation pursuant to which he agreed to forego all of the balance payable to him under his retirement plan account in the KCS Directors’ Retirement Plan. As part of that transaction, we made a loan in the amount of $523,662 (the amount of compensation foregone by Mr. Allinson) to The A. Edward Allinson Irrevocable Trust, Courtney Ann Arnot, A. Edward Allinson III and Bradford J. Allinson, Trustees (the “Allinson Trust”) with interest at the rate of 5.49% per annum, compounded semi-annually, and with the principal amount used by the Allinson Trust to pay the premium on a life insurance policy on the life of Mr. Allinson. The Allinson Trust is designated as beneficiary to receive the policy death benefit or any benefit paid at policy maturity. The entire principal sum of the note plus accrued interest thereon is due and payable within 90 days following the death of Mr. Allinson (or immediately due and payable upon the occurrence of certain specific events). Under the terms of the note, the Allinson Trust may elect to reset the interest rate in accordance with the Applicable Federal Rate established under Section 7872(f)(2)(A) of the Code in effect on the reset date. Only one reset of the interest rate is allowed. The loan was made prior to the enactment of the Sarbanes-Oxley Act of 2002 and no reset of the interest rate has occurred. The trustees and beneficiaries of the Allinson Trust are members of Mr. Allinson’s immediate family.

A 50% owned affiliate of a wholly-owned subsidiary of DST leases to KCSR the headquarters building occupied by KCS and KCSR, and leases to a subsidiary of KCSR a floor in another building. Thomas A. McDonnell is the President, Chief Executive Officer and a director of DST and Chairman of the Board of Directors of the DST subsidiary. Rent and expenses paid by KCSR under these leases aggregated approximately $3.7 million in 2007. DST’s indirect 50% interest in those lease payments amounted to less than 1% of DST’s consolidated gross revenues in 2007. The leases expire in 2019. The aggregate rentals payable under the leases from January 1, 2007 until the end of the lease terms total approximately $32.7 million. Mr. McDonnell does not receive any salary from the DST subsidiary or affiliate, owns no stock in either entity, owns less than 5% of the outstanding common stock of DST, and receives no direct financial benefit from these lease payments.

Related Person Transaction Policies and Procedures

The Board of Directors is empowered to review, approve and ratify any transactions between KCS and “related persons,” as that term is defined by Item 404 of Regulation S-K. In May 2007, the Nominating Committee proposed, and the full Board adopted, an amended Nominating Committee charter containing procedures for the review of related person transactions and the reporting of such transactions by the Nominating Committee to the full Board of Directors for approval or ratification. These transactions, which include any financial transaction, arrangement or relationship or any series of similar transactions, are reviewed for approval or ratification for any transaction between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single fiscal year. The Nominating Committee has directed the Corporate Secretary to review on behalf of the Nominating Committee responses to annual director and officer questionnaires to determine whether any related person has, or has had, a direct or indirect material interest in any transaction with the Company or its subsidiaries, other than the receipt of ordinary director or officer compensation in the last fiscal year. These procedures are consistent with Item 404 of Regulation S-K. Also in May 2007, the Audit Committee proposed, and the full Board adopted, an amended Audit Committee charter containing procedures designed to ensure that any related person transactions which are ratified or approved by the Nominating Committee are properly reported by the Company in its financial statements and SEC filings.

The policy outlined in the Nominating Committee Charter provides that the Nominating Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Nominating Committee takes into account, among other factors it deems appropriate:

•	the significance of the transaction to the Company;

•	the best interests of the Company’s stockholders;

•	the materiality of the transaction to the related person;

•	whether the transaction is significantly likely to impair any judgments an executive officer or director would make on behalf of the Company;

•	the Company’s Code of Business Conduct and Ethics;

•	whether a related person serves on the Compensation Committee and if so, whether such continued service is appropriate in accordance with Rule 16b-3 under the Exchange Act and the Compensation Committee charter; and

•	whether the terms of the transaction are more favorable to the Company than would be available from an unrelated third party.

NON-MANAGEMENT DIRECTOR COMPENSATION

This section describes the compensation paid to our Non-Management Directors. Michael R. Haverty, our Chairman and CEO, serves on our Board of Directors but is not paid any compensation for his service on the Board. His compensation is described in the Summary Compensation Table included in this Proxy Statement.

Director Fees

Former Non-Management Director Compensation Program

For the period of May 1, 2007 through April 30, 2008, the following fees were, or will be, paid to our Non-Management Directors under our existing non-management director compensation program (the “Former Non-Management Director Compensation Program”):

Annual Retainers for Board and Committee Membership

Type	Amount

Annual Board retainer	$10,000
Presiding Director additional retainer	$15,000
Audit Committee Chair	$10,000
Compensation Committee Chair	$7,000
Executive Committee Chair	$7,000
Finance Committee Chair	$7,000
Nominating Committee Chair	$7,000
Audit Committee Membership	$5,000

Fees per Meeting Attended

Type	Amount

Board (in person)	$4,000
Board (by telephone)	$3,000
Committee (in person)	$2,000
Committee (by telephone)	$1,500

In addition, each Non-Management Director was awarded 5,000 shares of restricted Common Stock following the 2007 annual meeting of stockholders. Under the Former Non-Management Director Compensation Program, newly appointed Non-Management Directors were awarded 10,000 shares of restricted Common Stock under our 1991 Plan upon their appointment to the Board. The restricted shares awarded are subject to the terms described below under “Non-Management Director Stock Awards.”

Revised Non-Management Director Compensation Program

On February 28, 2008, the Board of Directors approved a revised Non-Management Director compensation program (the “Revised Non-Management Director Compensation Program”) recommended to it by the

Compensation Committee. Under this revised program, effective May 1, 2008, each Non-Management Director will receive the following compensation for his or her service as a member of the Board:

Annual Retainers for Board and Committee Membership

Type	Amount

Annual Board retainer	$50,000
Presiding Director additional retainer	$15,000
Audit Committee Chair	$10,000
Compensation Committee Chair	$7,000
Executive Committee Chair	$7,000
Finance Committee Chair	$7,000
Nominating Committee Chair	$7,000
Audit Committee Membership	$5,000

Fees per Meeting Attended

Type	Amount

Board (in person)	$4,000
Board (by telephone)	$3,000
Committee (in person)	$2,000
Committee (by telephone)	$1,500

In addition, each Non-Management Director will be awarded a grant of restricted Common Stock under our 1991 Plan on the date of each annual meeting. The grant will be for a number of shares equal to $90,000 in value based on the average closing price of the Company’s stock for the 30 days prior to the grant date. Under the Revised Non-Management Director Compensation Program, newly appointed directors will not receive a special award of restricted Common Stock upon joining the Board.

Non-Management Director Stock Awards

Restricted shares awarded to Non-Management Directors vest upon the earlier of (a) one year from the date of grant or (b) the day prior to the next annual meeting of stockholders. The restricted shares that have not vested are forfeited if there is a termination of affiliation for any reason other than death, disability or change in control of KCS. The restricted shares vest automatically upon termination of affiliation due to death, disability or change in control of KCS. The Non-Management Directors may also be granted awards of restricted Common Stock and performance shares under our 1991 Plan, as determined by the Compensation Committee.

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for Non-Management Directors. These guidelines provide that each Non-Management Director is required to beneficially own at least 20,000 shares of our Common Stock within eight years from the later of May 4, 2005 or the date on which the Non-Management Director first joined the Board. Restricted stock granted to a Non-Management Director will count toward this requirement. The permitted period for compliance with our stock ownership guidelines was extended from five years to eight years in connection with the adoption of the Revised Non-Management Director Compensation Program providing for smaller amounts of shares to be awarded to our Non-Management Directors.

Non-Management Director Expense Reimbursement

In addition to compensating the Non-Management Directors as discussed above, we also reimburse the Non-Management Directors for their expenses in attending Board and Committee meetings

Directors’ Deferred Fee Plan

Non-Management Directors are permitted to defer receipt of directors’ fees under an unfunded Directors’ Deferred Fee Plan (which we refer to as the “Deferred Fee Plan”) adopted by the Board of Directors. Earnings for time periods prior to June 1, 2002 accrue interest on deferred fees from the date the fees are credited to the director’s account, and on the earnings on deferred fees from the date the earnings are credited to the account. The rate of earnings is determined annually and is one percentage point less than the prime rate in effect at Chemical Bank on the last day of the calendar years. A director may request that the rate of earnings be determined pursuant to a formula based on the performance of certain mutual funds advised by Janus Capital Management LLC; however the plan administrator is not obligated to follow such request and may at its sole discretion continue to determine earnings by reference to the prime rate of Chemical Bank. Earnings on the amount credited to a director’s account as of May 31, 2002, earnings on deferred fees and earnings credited to the director’s account on and after June 1, 2002 are determined by the hypothetical “investment” of deferred fees based on the director’s election among investment options designated by us from time to time for the Deferred Fee Plan. An underlying investment rate determined from time to time by the Board (currently the rate on U.S. Treasury securities with a maturity of 10 years plus one percentage point, adjusted annually on July 1) is used to credit with interest any part of a director’s account for which a mutual fund has not been designated as the hypothetical “investment.” A director’s account value will be paid after the director ceases to be a director of KCS. Amounts deferred, including related earnings, will be paid either in installments or a lump sum, as elected by the director. Distributions under the Deferred Fee Plan are allowed prior to cessation as a director in certain instances as approved by the Board. The Board may designate a plan administrator, but in the absence of such designation, the Corporate Secretary of KCS will administer the Deferred Fee Plan.

The following table shows the balance in each Non-Management Director’s account in the Deferred Fee Plan as of December 31, 2007.

Deferred Fee
Plan Account Balance
Name	as of 12/31/07

A. Edward Allinson*	$0
Robert J. Druten	$0
Terrence P. Dunn	$0
James R. Jones	$55,775
Thomas A. McDonnell	$0
Karen L. Pletz	$0
Rodney E. Slater	$0

*	Mr. Allinson retired from our Board on the date of our 2007 annual meeting of Stockholders. Accordingly, the balance of his Deferred Fee Plan Account was paid to Mr. Allinson in a lump sum cash distribution in July 2007.

2007 Compensation

The following table shows the compensation paid to our Non-Management Directors in 2007.

DIRECTOR COMPENSATION

	Fees
	Earned
	or Paid		Stock		All Other
	in Cash		Awards	Option Awards	Compensation	Total
Name	($)		($) (1)	($) (2)	($) (3)	($)

A. Edward Allinson*	$27,500		$45,717	$0	$1,287,582	$1,360,799
Robert J. Druten	$77,500		$173,317	$0	$30,470	$281,287
Terrence P. Dunn	$24,000		$382,800	$0	$30,193	$436,993
James R. Jones	$39,000	(4)	$173,317	$0	$24,100	$236,417
Thomas A. McDonnell	$94,000		$173,317	$0	$30,470	$297,787
Karen L. Pletz	$77,000		$173,317	$0	$470	$250,787
Rodney E. Slater	$61,500		$173,317	$0	$290	$235,107

*	Mr. Allinson retired from our Board on the date of our 2007 annual meeting of Stockholders.

(1)	This column represents the dollar amount recognized for financial reporting purposes with respect to the 2007 fiscal year for the fair value of restricted shares granted in 2007 as well as prior fiscal years. The grant date fair value was computed in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Fair value is calculated using the average trading price of our Common Stock on the date of grant. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named directors. The restricted shares were awarded under our 1991 Plan. Each Non-Management Director received a grant of 5,000 restricted shares of Common Stock on the date of the 2007 annual meeting of Stockholders. Mr. Dunn also received an initial grant of 10,000 restricted shares on the date of the 2007 annual meeting of stockholders for his election to the Board. Please see “Note 9. Share-Based Compensation — Nonvested Stock” in the “Notes to the Consolidated Financial Statements” in the Company’s Form 10-K for the fiscal year ended December 31, 2007 for the assumptions made in the valuation of these awards.

As of December 31, 2007, each Non-Management Director held the number of unvested restricted shares of Common Stock listed in the table below:

	Number of Unvested
	Restricted Shares	Fair Value at Grant
Name	at 12/31/07	Date (5/3/2007)

A. Edward Allinson*	0	$0
Robert J. Druten	5,000	$191,400
Terrence P. Dunn	15,000	$574,200
James R. Jones	5,000	$191,400
Thomas A. McDonnell	5,000	$191,400
Karen L. Pletz	5,000	$191,400
Rodney E. Slater	5,000	$191,400

*	Mr. Allinson retired from our Board on the date of our 2007 annual meeting of Stockholders

(2)	No options were granted to any Non-Management Director in or for 2007. Certain Non-Management Directors have unexercised stock options granted prior to January 2007 when Non-Management Director compensation included stock options as opposed to restricted stock grants. Each of Mr. Allinson and Ambassador Jones also have unexercised options to purchase 12,000 shares of the common stock of Janus Capital Group, Inc. (“Janus”), which were initially granted as options to purchase common stock in Stilwell in exchange for KCS non-qualified stock options issued as compensation and subsequently converted to options to purchase Janus common stock in connection with the 2003 merger of Janus into Stilwell. Further information regarding the Janus transaction is set forth under “Compensation Discussion and Analysis — Option Exercises and Stock Vested — Options Granted in Connection with the Stilwell Spin-off” below.

As of December 31, 2007, each Non-Management Director held the options listed in the table below:

	Number of	Number of
	Exercisable Options	Unexercisable
Name	at 12/31/07	Options at 12/31/07

A. Edward Allinson*	79,000 (a)	0
Robert J. Druten	20,000	0
Terrence P. Dunn	0	0
James R. Jones(a)	79,000 (a)	0
Thomas A. McDonnell	40,000	0
Karen L. Pletz	30,000	0
Rodney E. Slater	0	0

*	Mr. Allinson retired from our Board on the date of our 2007 annual meeting of Stockholders.

(a)	Does not include 12,000 options for the purchase of Janus common stock that were outstanding at December 31, 2007.

(3)	All Other Compensation for the Non-Management Directors consists of:

	Group Term
	Life	AD&D	Charitable Matching
Name	Premiums	Premiums	Gifts(a)	Other	Total

A. Edward Allinson*	$450	$8	$30,000	$1,257,124	$1,287,582
Robert J. Druten	$450	$20	$30,000	$0	$30,470
Terrence P. Dunn	$180	$13	$30,000	$0	$30,193
James R. Jones	$1,080	$20	$23,000	$0	$24,100
Thomas A. McDonnell	$450	$20	$30,000	$0	$30,470
Karen L. Pletz	$450	$20	$0	$0	$470
Rodney E. Slater	$270	$20	$0	$0	$290

*	“Other” for Mr. Allinson consists of $1,257,124 paid to Mr. Allinson in respect of his Deferred Fee Plan account as a result of his retirement from our Board on the date of our 2007 annual meeting of Stockholders.

(a)	We provide a two-for-one Company match of eligible charitable contributions made by our Non-Management Directors. The maximum amount of contributions we will match in any calendar year for any director is $15,000. Of this $15,000 maximum, only half may be contributed to one organization.

(4)	Does not include consulting fees paid to Manatt Jones Global Strategies, as described in “Insider Disclosures — Certain Relationships and Related Transactions.”

AUDIT COMMITTEE REPORT

In accordance with the Audit Committee’s written charter duly adopted by the Board of Directors, we have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2007.

Management is responsible for the Company’s internal controls and the financial reporting process. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and to issue a report thereon. Our responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees and SEC Regulation S-X, Rule 2-07.

We discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. We met with the independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, and have discussed with the registered public accounting firm its independence from management.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s annual report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

The Audit Committee

Robert J. Druten, Chairman
Thomas A. McDonnell
Karen L. Pletz

This Audit Committee Report is not deemed “soliciting material”
and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Engagement

KPMG LLP (“KPMG”) served as our independent registered public accounting firm for the year ended December 31, 2007. KPMG performed professional services in connection with the audit of our consolidated financial statements we filed with the SEC under the Exchange Act, registration statements we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and private offering documents. KPMG also audited the Company’s internal control over financial reporting as of December 31, 2007 and issued an attestation report.

Independent Registered Public Accounting Firm Fees

The following table presents the total fees for professional audit services and other services rendered by KPMG, the independent accountants to KCS, for the years ended December 31, 2007 and 2006 (in thousands).

	Year Ended December 31,
	2007	2006

Audit fees	$3,681.7	$4,345.0
Audit-related fees(1)	465.5	675.8
Tax fees	50.0	1.4
All other fees	—	—

Total	$4,197.2	$5,022.2

(1)	Primarily reflects fees related to debt offering documents and related to SEC filings, as well as certain benefit plans.

Pre-Approval Policy

The Audit Committee must pre-approve the engagement of the independent registered public accounting firm to audit our consolidated financial statements.

The Audit Committee’s pre-approval policies and procedures, as described in its charter, provide that the Audit Committee will approve all fees for audit and non-audit services prior to engagement. Fees that are reasonably expected to fall below $100,000 may be approved by the Chairperson of the Audit Committee. Fees that are reasonably expected to equal or exceed $100,000 must be approved by the Audit Committee.

The Audit Committee pre-approved all services provided by KPMG for 2007.

Selection of KPMG as our Independent Registered Public Accounting Firm for 2008

The Audit Committee has selected KPMG as our independent registered public accounting firm to audit our 2008 consolidated financial statements.

PROPOSAL 2 — RATIFICATION OF THE AUDIT COMMITTEE’S
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG as our independent registered public accounting firm to audit our 2008 consolidated financial statements and provide an attestation report on the effectiveness of our internal control over financial reporting as of December 31, 2008. KPMG served as our independent registered public accounting firm in 2007. We are seeking our stockholders’ ratification of the Audit Committee’s selection of our independent registered public accounting firm even though we are not legally required to do so. If our stockholders ratify the Audit Committee’s selection, the Audit Committee nonetheless may, in its discretion, retain another independent registered public accounting firm at any time during the year if the Audit Committee feels that such change would be in the best interest of KCS and its stockholders. Alternatively, if this proposal is not approved by stockholders, the Audit Committee may re-evaluate its decision. One or more representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity, if desired, to make a statement and are expected to be available to respond to appropriate questions from stockholders. As explained above in “How do we decide whether our stockholders have approved the proposals?” ratification of this proposal requires the affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting that are entitled to vote on the proposal, assuming a quorum is present.

YOUR BOARD RECOMMENDS THAT YOU VOTE
“FOR”
RATIFICATION OF THE AUDIT COMMITTEE’S
SELECTION OF KPMG LLP

COMPENSATION COMMITTEE REPORT

The Compensation Committee has received and discussed with management the disclosures contained in “Compensation Discussion and Analysis” in this Proxy Statement. Based on that review and analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

The Compensation Committee

Rodney E. Slater, Chairman
Karen L. Pletz
Terrence P. Dunn

This Compensation Committee Report is not deemed “soliciting material”
and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee is responsible for establishing our executive compensation policies and overseeing our executive compensation practices. The Compensation Committee is comprised solely of Non-Management Directors, all of whom meet the independence requirements of the NYSE.

The creation of stockholder value is the most important responsibility of our Board of Directors and executive officers. With our acquisition of the controlling interest in KCSM on April 1, 2005, we now own and operate a coordinated end-to-end railway linking vital commercial and industrial centers in the United States and Mexico. We believe we are well-positioned to operate a rapidly growing, highly profitable, long-haul, cross-border railway network. To achieve this goal, our executives will be required to execute consistently, efficiently, and well. Our Compensation Committee believes our compensation practices and programs are appropriately designed to incent our executives to meet this goal and to hold them accountable for our performance, with the ultimate objective of promoting long-term stockholder value and enhancing the strength and leadership position of our Company in the North American surface transportation industry.

Role of Compensation Consultant

For assistance in fulfilling its responsibilities, the Compensation Committee retained Towers Perrin, an independent compensation consulting firm, to review and independently assess various aspects of our compensation programs, and to advise the Compensation Committee in making its executive compensation decisions in 2006 and 2007. Towers Perrin is engaged by and reports directly to the Compensation Committee. Towers Perrin’s role in 2007 has been to provide market data, including market trend data, to the Compensation Committee, to advise the Compensation Committee regarding the Company’s executive compensation relative to the market data, and to make recommendations to the Compensation Committee regarding compensation structure and components. The Compensation Committee may or may not adopt Towers Perrin’s recommendations. Typically, the Compensation Committee considers internal factors, such as individual performance and Company strategy, and then adopts a version of Towers Perrin’s recommendations, modified to reflect its own analysis of the foregoing internal factors.

Specifically, in 2007, Towers Perrin:

•	analyzed the competitiveness of compensation provided to KCS’ Non-Management Directors;

•	analyzed the competitiveness of compensation provided to KCS’ executives;

•	assisted with developing a peer group of companies to facilitate benchmarking and appropriate comparisons (as detailed below);

•	assisted with finalizing the 2007-2009 long-term incentive program and grant guidelines;

•	estimated the compensation cost of a change in control;

•	provided detail regarding current executive compensation trends;

•	reviewed and provided comments to the 2007 Compensation Discussion and Analysis;

•	assisted with developing the compensation and other tables included in the 2007 Compensation Discussion and Analysis;

•	reviewed and provided feedback to the Company’s response to comment letters received from the SEC concerning the 2006 Compensation Discussion and Analysis; and

•	assisted with determining appropriate compensation for newly hired and promoted executives.

Among other things, in 2007, Towers Perrin assisted the Compensation Committee in identifying the primary competitive market for the purpose of enabling the Compensation Committee to perform a benchmarking analysis of our executives’ base salaries, annual incentive compensation, and long-term incentive compensation. In connection with this analysis and prior benchmarking analyses, we have defined our primary competitive market as transportation and mature, capital-intensive companies with annual revenues of less than $3 billion that participate in Towers Perrin’s Executive Compensation Database. In 2007, this group was comprised of the following companies, all of which had revenues in 2007 between $700 million and $3 billion:

• Alexander & Baldwin Inc.	• Ferrellgas Partners	• Milacron
• A.O. Smith	• Fleetwood Enterprises	• Mine Safety Appliances
• American Greetings	• GATX Corp.	• Monaco Coach
• Arctic Cat Inc.	• Great Plains Energy	• MSC Industrial Direct Co. Inc.
• Brady	• Greif Bros	• NorthWestern Energy
• Callaway Golf	• Hayes Lemmerz	• Plum Creek Timber Co
• Carpenter Technology Corp.	• Herman Miller	• Revlon Inc
• Chesapeake Corp.	• Hexel	• Springs Global USA
• CLARCOR Inc.	• HNI	• Thomas & Betts
• Comair	• IDACORP	• Toro
• Constar International Inc.	• IDEX Corporation	• Tower Automotive
• Cooper Tire & Rubber	• Kaman Corp.	• Tupperware
• Dollar Thrify Automotive Group	• Kennametal	• UniSource Energy
• Donaldson Co Inc.	• La-Z-Boy	• Valmont Industries, Inc.
• Dresser-Rand Group Inc.	• Lousiana-Pacific Corp.	• Warnaco
• El Paso Electric	• Martin Marietta Materials	• Winnebago Industries

Philosophy

The Compensation Committee has adopted an executive compensation philosophy consisting of the following elements:

Market competitive positioning

•	Base salary — On average, we seek to pay executives a base salary that is at about the market 50th percentile, subject to incumbent-specific and internal equity/value considerations.

•	Target incentive award opportunities — Due to the impact of our acquisition of KCSM in 2005 on our consolidated revenues and income, we transitioned our executives’ target annual and long-term incentive award opportunities to approximate market median practices by 2007, and have basically achieved that objective.

Role of incentive compensation

•	Annual Incentives — The purpose of our annual cash incentive awards is to motivate and reward the achievement of predetermined goals. In 2007, annual incentive program awards for Named Executive Officers were based on the achievement of predetermined Company performance goals, department performance goals, and individual performance goals, but for 2008 will be awarded based only on achievement of Company performance measures.

•	Long-Term Incentives — Our long-term incentives are designed to encourage executive retention, align the interests of our executives with those of our stockholders, facilitate executive stock ownership and reward the achievement of long-term financial goals.

The Compensation Committee believes our executive compensation philosophy will achieve the following objectives:

•	Facilitate the attraction and retention of highly-qualified executives;

•	Motivate our executives to achieve our operating and strategic goals;

•	Align our executives’ interests with those of our stockholders by rewarding the creation of stockholder value; and

•	Deliver executive compensation in a responsible and cost-effective manner.

Elements Of Compensation

The primary elements of our 2007 executive officer compensation package are described below.

Compensation Element	Purpose	Characteristic

Base Salary	To provide a fixed element of pay for an individual’s primary duties and responsibilities.	Base salaries are reviewed annually and are set based on competitiveness versus the external market, and internal equity considerations.

Annual Incentive	To encourage and reward the achievement of specified financial goals.	Performance-based cash award opportunity; amount earned is based on actual results relative to pre-determined goals. Target incentive award payouts are set at approximately the market 50th percentile.

Restricted Stock	To align the executives’ interests with those of investors (via creation of stockholder value), to encourage stock ownership, and to provide an incentive for retention.	Service-based long-term incentive opportunity; award value depends on share price.

Performance Stock	To reward performance related to achievement of pre-determined financial goals, to align the executives’ interests with those of investors (via creation of stockholder value), to encourage stock ownership, and to provide an incentive for retention.	Performance shares are earned on a pro rata basis, conditioned upon achievement of predetermined one-, two- and three-year performance goals. The earned performance share awards will not vest or be delivered until the end of the three-year program period. Award value depends on share price.

Stock Options	To facilitate the attraction and stockholder alignment of new hires and promoted executives.	Performance based long-term incentive opportunity; amounts realized are dependent upon share price appreciation.

Perquisites	To provide, on a conservative basis, perquisites typically provided at companies against which KCS competes for executive talent.	KCS pays for country club initiation fees (but not membership dues), an annual physical exam (provided through KCS’s medical plan), financial planning services and other limited perquisites as described below.

Compensation Element	Purpose	Characteristic

Benefits	To provide for basic life and disability insurance, medical coverage, and retirement income.	KCS matches employee 401(k) contributions (100% match up to 5% of salary up to the statutory limit) and also pays premiums for medical, disability, AD&D, and group life insurance. Additionally, KCS provides all employees with the opportunity to annually purchase a specified number of shares of KCS Common Stock at a discount, subject to Board of Director approval. For executives, KCS has an “Executive Plan” that provides a benefit equal to 10% of the excess of (a) an executive’s base salary times the percentage specified in his or her employment agreement over (b) the maximum compensation that can be considered for benefit purposes in a qualified retirement plan.

Details regarding these elements, as well as other components and considerations of our executive compensation strategy, are set forth below.

Compensation Determination and Implementation

The Compensation Committee may use tally sheets, benchmark analyses by a peer group of companies selected by the Compensation Committee with the assistance of Towers Perrin, wealth accumulation analyses, internal pay equity analyses and other tools in setting the compensation of senior management. The Compensation Committee has used in the past, and may use in the future, tally sheets to obtain an estimated value of the Named Executive Officers’ overall compensation packages; assess the appropriateness of each of the pay components provided to the Named Executive Officers; understand the relative magnitude of all components of total compensation provided to these executives; and assess the appropriateness of overall compensation paid to each Named Executive Officer. Tally sheets were not prepared by Towers Perrin or utilized by the Compensation Committee in 2007. The Compensation Committee uses executive compensation analyses prepared by Towers Perrin to confirm that the compensation packages for our Named Executive Officers are in line with the compensation philosophy adopted by the Compensation Committee.

Pay packages for the top executives are recommended by our CEO to the Compensation Committee early each year. The CEO and the Compensation Committee consider competitive market data on salaries, target annual incentives and long-term incentives, as well as internal equity and each executive’s individual responsibility, salary grade, experience, and overall performance. The analysis of these factors is qualitative in nature, and the Compensation Committee does not give any specific weighting to any of these factors. The Compensation Committee reserves the right to materially change compensation for situations such as a material change in an executive’s responsibilities. The amount of compensation realized or potentially realizable by our executives does not directly impact the level at which future pay opportunities are set or the programs in which they participate.

The targeted total direct compensation levels for our executives are, generally, at the 50th percentile of observed market practices as determined by compensation surveys. Please see the “Compensation Committee Review of our Executive Compensation Program” for disclosure regarding where actual payments fall within targeted compensation levels.

A one-time award of restricted stock and performance stock intended to cover a three-year period was issued to the Named Executive Officers under the Company’s long-term incentive program in January 2007 (see “Long Term Incentives” for a more detailed discussion of this program).

Special one-time equity awards, generally in the form of stock options and/or restricted stock, are granted to newly-hired executives and executives receiving promotions. The number of options granted to newly-hired or promoted executives are recommended by management and set by the Compensation Committee based on consideration of the competitive market and on similar factors used in determining awards to existing management. In addition, each newly hired and promoted executive receives a pro rata grant of restricted stock and performance stock under the Company’s long-term incentive program (see “Long Term Incentives” for a more detailed discussion of this program).

We do not time stock option grants or other equity awards to our executives with the release of material non-public information.

Base Salary

Named Executive Officers are paid a base salary to provide a basic level of regular income for services rendered during the year. The Compensation Committee, based on recommendations from the CEO, determines the level of base salaries and annual adjustments, if any, for the Named Executive Officers and other senior executives for whom the Compensation Committee has responsibility. Although the Company generally targets the 50th percentile of the primary comparative market in setting base salary levels, actual executive salaries may vary from the targeted 50th percentile positioning as the Compensation Committee considers each Named Executive Officer’s level of responsibility, experience, our performance, and internal equity considerations, as well as whether a Named Executive Officer’s individual performance was strong or weak, in considering the salary adjustment recommendations. The Compensation Committee exercises subjective judgment and varies the weightings of these factors with respect to each Named Executive Officer.

In 2007, Towers Perrin recommended a salary adjustment budget increase of four percent over 2007 salaries for our United States management employees, including the Named Executive Officers, based on market data in our benchmark group. The CEO recommended salary adjustments for the Named Executive Officers up to this rate based on his subjective evaluation of each Named Executive Officer’s performance, responsibility, salary grade and tenure with the Company. In accordance with the Company’s philosophy of providing compensation at approximately the market median, the Compensation Committee approved such increases, with specific adjustments based on the recommendations of the CEO and its review and analysis of his performance evaluations of each of the Named Executive Officers.

Annual Incentive Awards

The Compensation Committee utilized an annual cash incentive program (the “AIP”) for 2007, with Named Executive Officer payment amounts based on achievement of Company-wide financial goals, department performance goals and individual performance goals in order to link a substantial portion of each Named Executive’s compensation to performance. In order for there to be any payout under the AIP in 2007, our consolidated operating ratio was required to be 79.9% or lower, our consolidated cash flows, after taking into account certain adjustments pursuant to the terms of the 2007 AIP model, were required to be $50 million or higher and our cash flows in the United States and Mexico, after taking into account certain adjustments pursuant to the terms of the 2007 AIP model, were required to be positive. For the year ended December 31, 2007, our consolidated operating ratio was 79.2% and our consolidated cash flows, after taking into account certain adjustments described below pursuant to the terms of the 2007 AIP model, were $83.1 million. Our individual U.S. and Mexico cash flows, after taking into account certain adjustments pursuant to the terms of the 2007 AIP model, were positive. The adjustments to U.S. and Mexico cash flows were related to the following: (i) certain intercompany transactions; (ii) the allocation of interest expense from the United States entities to the Mexico entities for debt issued by the United States entities to fund the acquisition of our Mexico entities; (iii) cash capital expenditures for our consolidated subsidiary, Meridian Speedway, LLC, which were funded by cash contributions by our partner in the venture; (iv) the cash payment for our settlement with Grupo TMM, which was originally expected to be paid in Common Stock of the Company; and (v) cash spent by our Mexico subsidiary to purchase locomotives that were originally planned to be leased.

The 2007 AIP model contained three performance goals: (i) Company financial performance goals (50% weighting); (ii) department performance goals (20% weighting); and individual performance goals (30% weighting). Each executive was assigned incentive targets at the threshold, target and maximum incentive performance levels that were a percentage of the executive’s 2007 base salary. The percentage assigned for each performance level depends on the executive’s salary grade and, in keeping consistent with the Compensation Committee’s compensation philosophy, are set such that the target payment amount would approximate the market 50th percentile amount for comparable executive positions in the Company’s benchmark group. The threshold, target and maximum dollar amounts that could have been earned under our 2007 AIP are set forth in the column captioned “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” in the Grants of Plan-Based Awards table below.

Company Financial Performance Targets.  The weighting of the Company financial goals under the 2007 AIP was split equally between our consolidated operating income for the year ending December 31, 2007, and our consolidated operating ratio for the year ended December 31, 2007. Following are the 2007 Company financial performance targets for each of these metrics, as well as the percentage payout of the executive’s total incentive target for these metrics:

			Percentage Payout
	Consolidated	Consolidated	of Total Incentive
Performance Level	Operating Income	Operating Ratio	Target

Threshold	$338 million	79.9%	50%
Target	$369 million	79.5%	100%
Maximum	$400 million	78.5%	200%

For the year ending December 31, 2007, our consolidated operating income was $362 million and our consolidated operating ratio was 79.2%.

Department Performance Goals.  For our Named Executive Officers, the weighting of the department goals was split equally among the following three sub-categories that were measured in determining 2007 AIP payouts:

•	We were required to meet specific United States and Mexico operating ratios;

•	Our marketing department was required to meet its department revenue and corporate financial goals; and

•	Each department was required meet to its budget and corporate financial goals.

The Compensation Committee has determined that disclosure of the specific goals for each of these items could cause the Company competitive harm as it would give our competitors insight into the operational performance of our operating subsidiaries and internal expense controls. Competitors could use this information to price their competitive rail services in such a manner as to make our services less attractive to mutual customers. The specific targets were set at a level that would be difficult for management to achieve without effectively leading the operations of the Company in a manner that would result in the Company achieving target financial performance. The objective departmental performance goals were all quantitative in nature, allowing the Compensation Committee to objectively determine whether, and to what extent, such goals were met.

Individual Performance Goals.  The 2007 AIP model required the Named Executive Officers to meet individual safety, financial, strategic project, quality of service/customer service and leadership performance goals. The Compensation Committee recognized the following achievements with respect to our Named Executive Officers in approving the satisfaction of these goals:

•	Safety: In 2007, our United States employee lost work days were reduced 32% over the prior year. Overall, our United States grade crossing collisions were reduced 23% in 2007 over the prior year, and we experienced the fewest grade collisions in the United States over a decade. We have been consistently recognized for our employee safety record by the E.H. Harriman Memorial Awards Institute. We believe our 2007 safety performance will result in us receiving the distinguished honor of a Gold Harriman Award in May 2008, which signifies that we had the best safety performance among our peer group of companies in

2007. In Mexico, we reduced our grade crossing accidents by approximately 20% in 2007 over 2006. In addition, our reportable injuries in Mexico decreased by approximately 22% in 2007 over 2006.

•	Financial: In 2007, we achieved, collectively, over 100% of our AIP financial performance targets. In addition, we achieved record annual revenues of $1.74 billion, a 5% increase over 2006; record operating income of $362.4 million, a 19.1% increase over 2006; a consolidated operating ratio of 79.2% as compared to 81.7% in 2006; and diluted earnings per share for 2007 of $1.57, which was a 45% improvement over 2006.

•	Strategic Projects: Following the approval of the 2007 AIP model, our CEO determined based on his leadership experience that the most important individual performance measure of our Named Executive Officers was the commencement and substantial progress during 2007 on three strategic projects described below:

•	Begin preparation for the construction of the Victoria, Texas to Rosenberg, Texas rail line;

•	Begin construction of support facilities at the Port of Lázaro Cárdenas, Mexico; and

•	Begin the selection process of development partners in preparation for the construction of our planned intermodal terminal facility near Mexico City, Mexico, to be called “MegaMEX.”

Our CEO tasked each of the Named Executive Officers with leading their respective business units in taking the steps necessary to commence and substantially progress on these strategic projects in 2007. In addition, he required that this element of individual performance be given a 50% weighting. The Compensation Committee agreed that these strategic projects were key to the Company meeting its long-term financial performance goals and concurred with the recommendation of the CEO. Based on a summary of the project status from the CEO and consideration of the completion of certain specific tasks achieved during 2007 with respect to these strategic projects, the Compensation Committee determined that it was satisfied that each project had been commenced and that sufficient progress with respect to each project was attained in 2007 for purposes of satisfying this element of the 2007 AIP individual performance goals for the Named Executive Officers.

•	Quality of Service and Customer Service: The Compensation Committee recognized our continuing goal to consistently improve our customer service. Our customer retention level exceeds 90%. During 2007, due in part to the quality of our customer service, we generated new business with existing and new customers valued at approximately $100 million, which will come on line over the next couple of years.

We continue to expand and strengthen our relationship with short line railroads in meeting many of our customers’ freight railroad needs. A 2007 UBS Securities Investment Research survey of short line railroads indicates that our overall performance and interaction with these short line railroads has improved in recent years. In particular, the short line railroads have expressed a significant increase in satisfaction with the quality of our sales and marketing team — the same team that interacts directly with our customers. Given the relationship between many of our customers and the short line railroads who serve these customers for us, it is important to us that we continually improve the quality of our relationships with the short line railroads.

Also in 2007, we sought to simplify the ability of our customers to interact with us through the introduction of a variety of enhancements to our “My KCS” customer webpage on our internet site, www.kcsouthern.com. These enhancements included a tool that allows customers to track and trace their shipments, including shipments that are being moved by other carriers on the shipping route. We encourage our customers to interact with us through this webpage as we believe it allows customer transactions to be processed more quickly through the elimination of the need to re-enter data received from a customer by facsimile or telephone call. Further, accuracy of the entry of customer data is increased through the elimination of the need to re-enter data submitted by a customer via facsimile or telephone.

•	Leadership: As demonstrated by our improvements in safety, our financial performance, the progress on our important strategic projects and our continuous improvement in customer service, the Compensation Committee determined that our Named Executive Officers provided strong leadership to the Company in 2007. Further, the Compensation Committee noted that the leadership of our Named Executive Officers has been publicly recognized by multiple invitations received by our Named Executive Officers to speak at public forums as industry experts, which has resulted in a raised awareness of and interest in us and our performance.

2007 AIP Payments.  The Compensation Committee determined that based on the Company’s achievement of its financial performance targets in 2007, the substantial achievement of the department goals discussed above, and the determination that the Named Executive Officers had effectively satisfied the individual performance goals, which determination took into account both qualitative and quantitative factors, the Named Executive Officers were eligible to receive the 2007 AIP payment amounts that are set forth in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

If our financial results are restated after the payment of incentive awards to executives, the Compensation Committee will review any repayment actions to be taken on a case-by-case basis.

Each year, the Compensation Committee will determine whether an annual cash incentive program will be adopted for that year and will establish participation, award opportunities and corresponding performance measures and goals, considering general market practices and its own subjective assessment of the effectiveness of such program in meeting its goals of motivating and rewarding the Company’s executives. See “2008 Annual Incentive Plan” for a discussion of the AIP model adopted for 2008.

Long-Term Incentives

1991 Amended and Restated Stock Option and Performance Award Plan (the “1991 Plan”).  The purpose of the 1991 Plan is to allow employees, directors and consultants of KCS and its subsidiaries to acquire or increase equity ownership in the Company. The 1991 Plan provides for the award of stock options (including incentive stock options), restricted shares, bonus shares, stock appreciation rights (“SARs”), limited stock appreciation rights (“LSARs”), performance units and/or performance shares to officers, directors and employees. Awards under the 1991 Plan are made in the discretion of the Compensation Committee, which is empowered to determine the terms and conditions of each award. Specific awards may be granted singly or in combination with other awards. The stock options and restricted share awards described in the Non-Management Director Compensation Table and Summary Compensation Table were awarded under the 1991 Plan.

2007-2009 Executive Long-Term Incentive Program

Prior to March 2005, we relied on stock option grants as the primary long-term incentive award vehicle for our executives. Starting with the March 2005 long-term incentive grants to executives, we adopted a strategy of awarding service-based restricted shares as our sole long-term incentive award vehicle in an effort to enhance executive retention and increase executive stock ownership. These awards vest at the completion of five years of service by the executive following the award grant.

In 2006, our Board of Directors and Compensation Committee expressed an interest in linking our long-term incentive stock awards more closely to our performance in order to provide an incentive to executives to meet or exceed our long-term performance goals. We believe that stock-based long-term incentives serve to motivate executive officers to focus their efforts on activities that will enhance stockholder value over the long term, thus aligning their interests with those of the Company’s stockholders.

Accordingly, on September 19, 2006, the Compensation Committee adopted a new Executive Long-Term Incentive Grant program (the “LTI Program”) under the 1991 Plan. On January 17, 2007, pursuant to the terms of the LTI Program, the Compensation Committee granted our executives a one-time stock grant comprised of performance shares (60% weighting) and restricted shares (40% weighting) to cover the performance period of 2007 through 2009. Performance shares may be earned yearly over the three-year period on a pro rata basis, conditioned upon achievement of predetermined one-, two- and three-year performance goals. The earned performance share awards and restricted stock awards will not vest until the end of the three-year program period. The performance metrics in the LTI Program are operating ratio (50% weighting), earnings before interest, taxes, depreciation and amortization (“EBITDA”) (25% weighting), and return on capital employed (“ROCE”) (25% weighting).

Based on the recommendation of our senior management, which based its recommendations on performance metrics contained in our long-term financial performance plan, the Compensation Committee adopted the following performance goals as the performance metrics for the 2007-2009 performance periods:

				Earned
	Operating			Percentage of
Performance Level	Ratio (50%)	EBITDA (25%)	ROCE (25%)	Incentive Target

2007
Threshold	79.99%	$500 million	7.9%	50%
Target	79.8%	$549 million	8.6%	100%
Maximum	78.5%	$649 million	10.1%	200%

2008
Threshold	Better of 2007 Operating Ratio Target (79.8%) or 2007 Actual Operating Ratio	Better of 2007 EBITDA Target ($549 million) or 2007 Actual EBITDA	Better of 2007 ROCE Target (8.6%) or 2007 Actual ROCE	0%
Target	78.5%	$649 million	10.1%	100%
Maximum	76.8%	$776 million	11.7%	200%

2009
Threshold	Better of 2008 Operating Ratio Target (78.5%) or 2008 Actual Operating Ratio	Better of 2008 EBITDA Target ($649 million) or 2008 Actual EBITDA	Better of 2008 ROCE Target (10.1%) or 2008 Actual ROCE	0%
Target	76.8%	$776 million	11.7%	100%
Maximum	75.4%	$921 million	13.4%	200%

In 2007, our operating ratio was 79.2%, our EBITDA was $533.2 million and our ROCE was 8.7%. As such, each Named Executive Officer earned 120.20% of the 2007 tranche of their performance share awards. As a result of this performance, the 2008 threshold performance goals are an operating ratio of 79.2%, EBITDA of $549.0 million and ROCE of 8.7%.

In 2008 and 2009, we must exceed the performance goals for the threshold performance level in order for our executives to earn any percentage of the second third or final third of their performance share awards, respectively. If we meet or exceed performance goals for the target or maximum performance levels in 2008 or 2009, the executives may earn 100% to 200% of the second third or final third of their performance share awards, respectively. If our actual performance is between performance levels, the percentage of the performance share awards earned by the executives will be prorated between such performance levels.

Perquisites

Minimal perquisites are provided to the Named Executive Officers. Specifically, we have historically paid and continue to pay country club initiation fees (with monthly dues paid by the executive) and provide an annual physical exam through our medical plan. In addition, all employees are given the opportunity to use our stadium and arena suites to the extent the suites are not being used for business purposes. Also, spouses of our executives may at times travel with the executives on chartered or commercial flights to the extent the spouse’s presence is required and/or requested for a business event. Executives may also use the services of their administrative assistants for limited personal matters. Our charitable matching gift program may also be considered a perquisite.

In 2007, the Compensation Committee determined that it would be appropriate to add a financial counseling expense reimbursement program as an additional perquisite for our Named Executive Officers given the recent performance of the Company and the otherwise limited perquisites provided to the Named Executive Officers. The purpose of this program is to encourage and support financial, estate, retirement, tax and education planning by the

Named Executive Officers by providing to them reimbursement for certain expenses of such planning. The maximum amount of the annual reimbursement under this program for our CEO is $8,000. The maximum amount of the annual reimbursement under this program for our other Named Executive Officers is $5,000.

The Compensation Committee believes these perquisites are conservative, but reasonable and consistent with our overall compensation program and industry practice, and better enable the Company to attract and retain high-performing employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers. The Compensation Committee does not plan to materially increase the perquisites currently provided.

Benefits

We provide certain benefit programs that are designed to be competitive within the marketplace from which we recruit our employees. The majority of employee benefits provided to our Named Executive Officers are offered through broad-based plans available to our management employees generally.

KCS 401(k) and Profit Sharing Plan (the “401(k) Plan”).  Our 401(k) Plan is a qualified defined contribution plan. Eligible employees may elect to make pre-tax deferral contributions, called 401(k) contributions, to the 401(k) Plan of up to 75% of Compensation (as defined in the 401(k) Plan) (10% maximum deferred percentage for such contributions with respect to Compensation paid prior to July 1, 2002, unless the employee elects catch-up contributions in accordance with the 401(k) Plan) subject to certain limits under the Code. We will make matching contributions to the 401(k) Plan equal to 100% of a participant’s 401(k) contributions and up to a maximum of 5% of a participant’s Compensation. Our matching contributions for the 401(k) Plan vest over five years as follows:

•	0% for less than two years of service;

•	20% upon two years of service;

•	40% upon three years of service;

•	60% upon four years of service; and

•	100% upon five years of service.

We may, in our discretion, make special contributions on behalf of participants to satisfy certain nondiscrimination requirements imposed by the Code. These contributions are 100% vested when made.

We may also make, in our discretion, annual profit sharing contributions to the 401(k) Plan in an amount not to exceed the maximum allowable deduction for federal income tax purposes and certain limits under the Code. Only employees who have met certain standards as to hours of service are eligible to receive profit sharing contributions. No minimum contribution is required. Each eligible participant, subject to maximum allocation limitations under the Code, is allocated the same percentage of the total contribution as the participant’s Compensation bears to the total Compensation of all participants. Profit sharing contributions are 100% vested when made.

Participants may direct the investment of their accounts in the 401(k) Plan by selecting from one or more of the diversified investment funds available under the 401(k) Plan, including a fund consisting of our Common Stock.

Employee Stock Ownership Plan (“ESOP”).  The ESOP is designed to be a qualified employee stock ownership plan under the Code for purposes of investing in shares of our Common Stock and, as of January 1, 2001, a qualified stock bonus plan with respect to the remainder of the ESOP not invested in our Common Stock. In connection with the spin-off of Stilwell Financial in July 2002 (the “Stilwell Spin-off”), holders of KCS Common Stock (including employees owning KCS shares through the ESOP) were issued two shares of common stock of Stilwell Financial for each share of KCS Common Stock held. On December 31, 2002, Janus Capital Corporation merged into Stilwell, and effective January 1, 2003, Stilwell was renamed Janus Capital Group, Inc. and the Stilwell common stock became Janus Capital Group Inc. common stock (we refer to the Janus Capital Group Inc. common stock as “Janus shares”). With respect to the Janus shares held in a participant’s ESOP account, the participant may: (a) keep the Janus shares in the account, (b) dispose of the Janus shares and reinvest the proceeds in one or more of the diversified investment funds available under the ESOP, (c) dispose of the Janus shares and reinvest the proceeds in our Common Stock, or (d) select any combination of the foregoing. Allocations of shares of our Common Stock, if any, to participant accounts in the ESOP for any plan year are based upon each participant’s proportionate share of the total eligible compensation paid during the plan year to all participants in the ESOP, subject to Code-prescribed maximum allocation limitations. Forfeitures are similarly allocated. For this purpose, compensation includes only compensation received during the period the individual was actually a participant in the ESOP. As of the date of this Proxy Statement, all shares held by the ESOP have been allocated to participants’ accounts.

Executive Plan.  In order to provide executives with competitive retirement and savings plans, we maintain a supplemental benefit plan for those executives who have an employment agreement with the Company. Our Executive Plan provides a benefit equal to 10% of the excess of (a) an executive’s base salary times the percentage specified in his or her employment agreement (ranging from 145% to 175%) over (b) the maximum compensation that can be considered for benefit purposes in a qualified retirement plan. Payments are generally made annually under this plan and executives may elect to receive such payments in cash or restricted stock with 5-year graded vesting.

Other Benefits.  We also pay premiums for medical, disability, AD&D and group life insurance for our employees. Additionally, we provide employees with the opportunity to purchase KCS Common Stock at a discount, subject to annual Board of Director approval. These benefits are provided to all management employees in the United States.

Pay Mix

The percentage of a Named Executive Officer’s total compensation that is comprised by each of the compensation elements is not specifically determined, but instead is a result of the targeted competitive positioning for each element (i.e., market 50th percentile for base salaries, annual incentives, and long-term incentives and below market median for perquisites and benefits). Generally, long-term incentives comprise a significant portion of a Named Executive Officer’s total compensation. This is consistent with the Compensation Committee’s desire to reward long-term performance in a way that is aligned with stockholders’ interests. In 2007, pay mix for each of the Named Executive Officers was as follows:

		Annual	Long Term
	Base Salary	Incentive	Incentive
Named Executive Officer	(%)	(%)	(%)

Michael R. Haverty	25%	22%	53%
Patrick J. Ottensmeyer	35%	19%	46%
Arthur L. Shoener	35%	21%	44%
Daniel W. Avramovich	35%	19%	46%
William J. Wochner	41%	20%	39%

Executive Stock Ownership Guidelines

In 2006, we implemented stock ownership guidelines for our Named Executive Officers and other members of senior management. A fixed share approach is used, with the number of shares based on the salary multiples shown in the table below and a specified “constant” share price used for the divisor.

Multiple of
Salary

CEO	5
COO	4
EVPs	3
SVPs and VPs	1

The Compensation Committee will periodically review the continued appropriateness of the fixed share ownership guidelines.

Executives are given five years, commencing on the later of the date the guidelines were implemented or their start date, to meet the required share holdings. If an executive fails to timely comply with the ownership guidelines, then not less than 50% of any future annual incentives will be paid in restricted shares until compliance is achieved.

Shares that count in determining compliance with the stock ownership guidelines are shares beneficially owned by the executive, shares held by the executive in any KCS benefit plan, restricted shares at the time of grant (even if not yet vested), performance shares when earned (even if not yet vested), and shares issued and retained on exercise of stock options.

Change in Control Benefits

Purpose.  Various compensation arrangements provide for award and account vesting and separation pay upon a change in control (see the discussion of change in control triggers below) or the occurrence of certain events after a change in control. Please see the “Potential Payments upon Termination of Employment or Change in Control” for a discussion of why the Compensation Committee believes the current levels of post-employment termination compensation and benefits are appropriate and consistent with our compensation objectives. These arrangements are designed to:

•	preserve our ability to compete for executive talent;

•	provide stability during a change in control by encouraging executives to cooperate with and achieve a change in control approved by the Board, without being distracted by the possibility of termination of employment or demotion after the change in control; and

•	encourage an acquirer to evaluate whether to retain our executives by making it more expensive to dismiss our executives rather than its own.

Summary of Benefits.  In the event of a termination of employment by the Company without “cause” or a resignation by the executive for “good reason” (as defined below) within a three year period after a change in control, Named Executive Officers receive the following benefits:

Cash Severance	• Haverty: Salary x 3 x 1.6767
(paid in a lump sum)	• Ottensmeyer, Shoener, Avramovich: Salary x 3 x 1.75
• Wochner: Salary x 2 x 1.60

Unvested Equity Awards	• Become immediately vested

Health and Welfare Benefits
•  Medical, prescription and dental continue for 3 years at the cost of the Company. Each executive may continue (i) medical, prescription and dental coverage until age 60 and (ii) medical and prescription coverage following the attainment of age 60, each at the cost of the executive, which cost may be no more than the cost of such benefits to active or retired peer executives at the Company immediately prior to the change in control.

Excise-Tax Protection and Tax Gross-Up
•  Each Named Executive Officer is eligible to receive payment for excise taxes incurred as a result of any excess parachute payments, as well as a tax gross-up for income taxes payable as a result of the excise tax reimbursement

• Any Named Executive Officer hired in the future will not be eligible to receive payment for excise taxes incurred as a result of any excess parachute payments or any tax gross-up as described above

In May 2007, the Compensation Committee approved amendments to the employment agreement of Mr. Ottensmeyer to modify the change in control health and welfare benefits provision contained in his employment agreement, and to add an excise tax and tax gross-up provision to his employment agreement, in order to conform his employment agreement to the employment agreement of another executive hired at approximately the same time as Mr. Ottensmeyer. The Compensation Committee determined that as a matter of equity it was appropriate to approve these amendments in order to provide Mr. Ottensmeyer with the same benefits as the other executive hired at approximately the same time as Mr. Ottensmeyer. Going forward, the Compensation Committee has directed that no employment agreements contain the excise tax protection or the tax gross-up provision. In addition, the health and welfare benefits contained in the Company’s executive employment agreements has been modified to limit this benefit to three years of medical and dental coverage paid for by the Company following a change in control.

Definition of “cause” and “good reason.”  Our Named Executive Officers’ employment agreements generally define “cause” in the context of a termination of employment prior to a change in control to include:

•	breach of the executive’s employment agreement by the executive;

•	dishonesty involving the Company;

•	gross negligence or willful misconduct in the performance of his duties;

•	failure to substantially perform his duties and responsibilities, including willful failure to follow reasonable instructions of the Board, President or other officer to whom he reports;

•	breach of an express employment policy;

•	fraud or criminal activity;

•	embezzlement or misappropriation; or

•	breach of fiduciary duty to the Company.

The employment agreements generally define “cause” in the context of a termination of employment after a change in control to mean commission of a felony or a willful breach of duty, but excluding:

•	bad judgment or negligence;

•	an act or omission believed by the executive in good faith to be in or not opposed to the interest of the Company, without intent to gain a profit to which he is not entitled;

•	an act or omission with respect to which a determination could be made by the Board that the executive met the standard of conduct entitling him to indemnification by the Company; or

•	an act or omission occurring more than 12 months after the date on which any member of the Board knew or should have known about it.

The employment agreements generally define “good reason” in the context of a resignation by the executive after a change in control to include:

•	assignment to the executive of duties inconsistent with his position, authority or duties that result in a diminution or other material adverse change in his position, authority or duties;

•	a failure by the Company to comply with the change in control provisions in the agreement;

•	requiring the executive to be based more than 40 miles away from the location where he was previously employed;

•	any other material adverse change in the executive’s terms and conditions of employment; or

•	any purported termination of the executive’s employment for reasons other than as permitted in the agreement.

Triggering Events.  Our Named Executive Officers’ employment agreements generally provide that the following events (which we refer to as “triggering events”) constitute a “change in control”:

•	for any reason at any time less than 75% of the members of our Board shall be incumbent directors, as defined in the agreement; or

•	any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than us shall have become after September 18, 1997, according to a public announcement or filing, the “beneficial owner”

(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of KCS or KCSR representing 30% (or, with respect to certain payments to be made to the Named Executive Officer under his or her employment agreement, 40%) or more (calculated in accordance with Rule 13d-3) of the combined voting power of our or KCSR’s then outstanding voting securities; or

•	the stockholders of KCS or KCSR shall have approved a merger, consolidation or dissolution of KCS or KCSR or a sale, lease, exchange or disposition of all or substantially all of our or KCSR’s assets, if persons who were the beneficial owners of the combined voting power of our or KCSR’s voting securities immediately before any such merger, consolidation, dissolution, sale, lease, exchange or disposition do not immediately thereafter beneficially own, directly or indirectly, in substantially the same proportions, more than 60% of the combined voting power of any corporation or other entity resulting from any such transaction.

Severance benefits (other than accelerated vesting of awards under the 1991 Plan) do not become due upon a mere change in control. Requiring that a termination of employment without cause or a resignation for good reason occur within a three year period after a change in control before certain compensation and benefits are available is called a “double trigger.” We believe a double trigger is in the best interest of our stockholders because it:

•	prevents a long-term grant from becoming a short-term windfall to executives upon a mere change in control;

•	encourages executives to help transition through a change in control; and

•	protects executives from termination of employment without cause or an adverse change in position following a change in control.

Severance Compensation

Each Named Executive Officer’s employment agreement provides that in the event of termination of employment without cause for any reason other than a change in control, death, disability or retirement, such Named Executive Officer will receive one year of salary at the rate in effect immediately prior to the termination of his or her employment. Additionally, Messrs. Haverty and Wochner receive reimbursement of health and life insurance costs for fifteen months and Messrs. Shoener, Ottensmeyer and Avramovich receive reimbursement of health and life insurance costs for twelve months. Executives will also remain eligible, in the year in which a termination of employment occurred, to receive benefits under the AIP and any other Executive Plan in which they participate under certain circumstances. Executives must waive any claims against us in return for receiving these severance benefits.

Reasonableness of Severance Payments

The post-employment termination compensation and benefits described above are required under the terms of employment agreements with the Named Executive Officers. These benefits may be amended only with the consent of the executive and cannot be changed unilaterally. The forms of these agreements were adopted several years ago and pre-date the service of the current members of the Compensation Committee. In 2006, the Compensation Committee tasked Towers Perrin with performing a competitive analysis of these agreements. Based on the results of this analysis, which was presented to the Compensation Committee in January 2007, the Compensation Committee determined that the benefits included and amounts paid under these agreements were within competitive ranges for the Company’s peer group and were consistent with the compensation philosophy adopted by the Compensation Committee. Specifically, Towers Perrin calculated that, based on an assumed change in control transaction valued at approximately $2.79 billion (based on, among other things, our stock price and number of shares of our common stock outstanding), the aggregate after-tax cost to us for our change in control severance payments would be approximately 1.2% of the transaction value. Towers Perrin advised that the potential financial impact of change in control severance arrangements in the general marketplace was approximately 1-3% of the transaction value. Thus, the value of our change in control severance benefits is at the low end of this range and was determined to be reasonable by the Compensation Committee.

The Compensation Committee has determined it appropriate to modify two elements in future employment agreements with respect to change in control severance arrangements: (a) a revision of the health and welfare benefits provided to executives following a change in control to limit the benefit to three years of medical and dental coverage paid for by the Company and (b) the elimination of the excise tax protection and tax gross-up provisions. In addition, the Compensation Committee has limited the number of future employment agreements that may contain change in control severance provisions. These changes will result in the value of the Company’s change in control severance payments decreasing in the future as severance benefits provided to new executives joining us or being promoted into our executive ranks will have a lower cost to the Company than those provided to our current executives.

Other compensatory plans that provide benefits on retirement or termination of employment

Described below are the portions of our compensation plans in which the accounts of Named Executive Officers become vested as a result of (a) their retirement, death, disability or termination of employment, (b) a change in control of us, or (c) a change in the Named Executive Officer’s responsibilities following a change in control.

ESOP.  A participant with less than five years of service is not vested in the ESOP’s contributions or earnings. However, a participant becomes 100% vested upon completion of five years of service. In addition, a participant becomes 100% vested at his or her retirement at age 65, death or disability or upon a change in control (as defined in the ESOP). Distributions of benefits under the ESOP may be made in connection with a participant’s death, disability, retirement or other termination of employment. A participant in the ESOP has the right to select whether payment of his or her benefit will take the form of whole shares of our Common Stock or a combination of cash and whole shares of our Common Stock. Any remaining balance in a participant’s account will be paid in cash, except that the participant may elect to have such balance applied to provide whole shares of our Common Stock for distribution at the then fair market value. In addition to these distribution options, a participant may elect to receive a distribution in the form of whole Janus shares (to the extent Janus shares are held in the participant’s account). If no election is made, the plan provides that the payment shall be made in cash. A participant may further opt to receive payment in a lump sum or in installments.

1991 Plan.  Subject to the terms of the specific award agreements, under the 1991 Plan, the death or disability, retirement or other Termination of Affiliation (as such terms are defined in the 1991 Plan) of a grantee of an award or a change in control of KCS (as defined in the 1991 Plan) may accelerate the ability to exercise an award.

Death or Disability

Upon the death or disability of a grantee of an award under the 1991 Plan,

(i) the grantee’s restricted shares, if any, that were forfeitable will become nonforfeitable unless otherwise provided in the specific award agreement,

(ii) any options or stock appreciation rights (“SARs”) not exercisable at that time become exercisable and the grantee (or his or her personal representative or transferee under a will or the laws of descent and distribution) may exercise such options or SARs up to the earlier of the expiration of the option or SAR term or 12 months, and

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be determined based upon a formula described in the 1991 Plan or the applicable award agreement.

Retirement

Upon the retirement of a grantee of an award under the 1991 Plan,

(i) the grantee’s restricted shares, if any, that were forfeitable will become nonforfeitable unless otherwise provided in the specific award agreement,

(ii) any options or SARs not exercisable at that time become exercisable and the grantee (or his or her personal representative or transferee under a will or the laws of descent and distribution) may exercise such options or SARs up to the earlier of the expiration of the option or SAR term or five years from the date of retirement, and

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be determined based upon a formula described in the 1991 Plan or the applicable award agreement.

Termination of Affiliation

If a grantee has a Termination of Affiliation (as defined in the 1991 Plan) for any reason other than for Cause (as defined in the 1991 Plan), death, disability or retirement, then

(i) the grantee’s restricted shares, if any, to the extent forfeitable on the date of the grantee’s Termination of Affiliation, are forfeited on that date,

(ii) any unexercised options or SARs, to the extent exercisable immediately before the grantee’s Termination of Affiliation, may be exercised in whole or in part, up to the earlier of the expiration of the option or SAR term or three months after the Termination of Affiliation, and

(iii) any performance shares or performance units for which the performance period has not ended as of the Termination of Affiliation will terminate immediately upon that date.

Change in Control

Upon a change in control of us (as defined in the 1991 Plan),

(i) a grantee’s restricted shares, if any, that were forfeitable become nonforfeitable,

(ii) any options or SARs not exercisable at that time become immediately exercisable,

(iii) we will pay to the grantee, for any performance share or performance unit for which the performance period has not ended as of the date of the change in control, a cash payment based on a formula described in the 1991 Plan or the applicable award agreement, and

(iv) all LSARs (which may be granted in tandem with options awarded under the 1991 Plan) are automatically exercised upon a change in control that is not approved by our incumbent board (as such terms are defined in the 1991 Plan). Upon exercise of an LSAR, the grantee may receive a cash payment based upon the difference between the fair market value on the date of the change in control or other specified date and the per share exercise price of the related option.

401(k) Plan.  A participant becomes 100% vested upon retirement at age 65, death or disability or upon a change in control of us (as defined in the 401(k) Plan). Distribution of benefits under the 401(k) Plan will be made in connection with a participant’s death, disability, retirement or other termination of employment. Subject to certain restrictions, a participant may elect whether payment of his or her benefits will be in a lump sum or installments. A participant may elect to receive distributions of benefits under the 401(k) Plan in whole shares of our Common Stock, or in a combination of cash and whole shares of our Common Stock, to the extent of whole shares of our Common Stock allocated to such participant’s account. Absent such election, distributions of benefits will be made in cash.

Tax and Accounting Considerations

Section 162(m) of the Code generally limits the deduction by publicly held corporations for federal income tax purposes of compensation in excess of $1 million paid to any of the named executive officers listed in the Summary Compensation Table, unless it is “performance-based.”

Except as otherwise described in this section, the Compensation Committee intends to qualify compensation expense as deductible for federal income tax purposes.

The compensation packages of the Named Executive Officers for 2007 included base salary, annual cash incentives, and restricted and performance shares. The highest total base salary was within the $1 million limit. The annual incentive payment was determined based upon the achievement of performance measures established at the beginning of the year. The annual incentive arrangement permits the Compensation Committee to exercise discretion in the determination of the award amounts and is not intended to be a performance-based plan under

Section 162(m) of the Code. The restricted shares were awarded under the provisions of the 1991 Plan. These restricted stock awards do not qualify as performance-based compensation under Section 162(m) since the vesting of the awards is time-based. The restricted shares awarded to the Named Executive Officers have the potential to result in total compensation in excess of the $1 million limit under Section 162(m). The performance shares were awarded under the provisions of the 1991 Plan and are intended to qualify as performance based compensation under Section 162(m) since the awards are earned based on our performance.

Prior to 2005, we awarded our executives stock options under the 1991 Plan. These stock options may result in taxable compensation upon exercise. Except with respect to certain stock options granted in 2000 to Mr. Haverty as part of his executive compensation package, we believe we have taken all steps necessary, including obtaining stockholder approval, so that any compensation expense we may incur as a result of awards of stock options under the 1991 Plan, with respect to those Named Executive Officers whose total compensation might exceed the $1 million limit, qualifies as performance-based compensation for purposes of Section 162(m) so that any portion of this component of our executive compensation packages will be deductible for federal income tax purposes. Mr. Haverty has indicated that he intends to manage the exercise of his options granted in 2000 so that the number of any options he exercises in any given year will not result in his total compensation exceeding the $1 million limit of Section 162(m).

The Compensation Committee will review from time to time in the future the potential impact of Section 162(m) on the deductibility of executive compensation. However, the Compensation Committee intends to maintain the flexibility to take actions it considers to be in the best interests of KCS and our stockholders and which may be based on considerations in addition to tax deductibility.

The Compensation Committee reviews projections of the estimated accounting (pro forma expense) and tax impact of all material elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element and we realize a tax deduction upon the payment to/realization by the executive.

The Compensation Committee intends to complete its review of our executive employment agreements and benefit plans in 2008 in accordance with the final regulations adopted under Section 409A of the Code (“Section 409A”) and to make any changes it considers necessary to comply with Section 409A and such regulations, to the extent such changes are agreeable to the executives and do not adversely affect the Company.

Compensation Committee Review of our Executive Compensation Program

In 2007, at the direction of the Compensation Committee, Towers Perrin performed a competitive executive compensation analysis to assess the competitiveness of the compensation of the executives of the Company, including the Named Executive Officers. Towers Perrin analyzed the market competitiveness of the following elements for each of the covered executive position:

•	Base salary;

•	Target annual incentive award opportunity (award that may earned for achieving pre-determined performance goals);

•	Target total cash compensation (salary plus target annual incentive award opportunity);

•	Annualized expected value of long-term incentive grants/awards (estimated value on date of grant); and

•	Target total direct compensation (target total cash compensation plus the annualized expected value of long-term incentive awards).

In performing the study, the Company’s executive positions were initially “matched,” based on Towers Perrin’s understanding of the positions’ primary duties and responsibilities, to similar positions in Towers Perrin’s 2007 Executive Compensation Data Bank. At the request of the Company, a premium was applied to the market compensation data for certain benchmark survey position matches to reflect the differences between the responsibilities of the Company’s positions and those of the benchmark survey job matches. Of the Named Executive Officers, the only premium applied was to the position of the Chief Financial Officer. A 10% premium was applied to this position given the Chief Financial Officer’s ultimate responsibility for operations of our purchasing department and the day-to-day supervision of the internal audit department.

As stated above, our Compensation Committee seeks to provide base salaries, target annual and long-term incentive awards that are, on average consistent with median market (i.e., comparably sized transportation and mature capital intensive companies) practices, recognizing internal equity and incumbent-specific considerations such as performance, future potential, and tenure with the Company. Based on the findings of the study described above, the Compensation Committee believes that our executive compensation levels are “competitive” on average, within a +/- 15% of the target market 50th percentile (i.e., 85% to 115% of target market 50th percentile).

The results of this study found that (i) our base salaries are, on average, at approximately market 50th percentile levels; (ii) our target total cash compensation levels are on average within a competitive range around the market median; (iii) our target annual incentive award opportunities, expressed as a percentage of salary, are, on average, at the market 50th percentile level; and (iv) our target long-term incentive long-term incentive award opportunities, and resulting target total direct compensation levels, are, on average, consistent with market median practices. Based on 2007 compensation information, each Named Executive Officer, other than our Executive Vice President — Sales and Marketing, was within 15% on a target direct total compensation basis. Specifically, the analysis performed by Towers Perrin concluded that compensation for the Named Executives compared to market median practice as follows:

Target Total Direct
Named Executive Officer	Base Salary	Compensation*

Haverty	−5%	−3%
Ottensmeyer	−20%	−13%
Shoener	+4%	−7%
Avramovich	+6%	+25%
Wochner	−13%	−1%

*	Base salary + target annual incentive + target long-term incentives

Based on the results of this study, Towers Perrin made the following recommendations to the Compensation Committee in order to maintain market 50th percentile compensation in 2008 for each of our Named Executive Officers: (i) Mr. Ottensmeyer should be elevated one salary grade (which resulted in Mr. Ottensmeyer’s target AIP award percentage increasing from 55% of base salary to 60% of base salary) and given a salary increase in order to competitively compensate him for his services as Chief Financial Officer and the other responsibilities with which he has been tasked, including ultimate responsibility for operations of our purchasing department and the day-to-day supervision of the internal audit department; (ii) the target percentage for the AIP award for Mr. Haverty should be increased from 90% of base salary to 100% of base salary; and (iii) the target percentage for the AIP award for Mr. Shoener should be increased from 60% of base salary to 70% of base salary. Each of these recommendations results in maintaining a market median level of compensation for each of these executives. The Compensation Committee agreed with these recommendations and believed they were necessary to continue to comply with its executive compensation philosophy. In addition, the conclusion that each Named Executive Officer was being compensated at or near market median for his position satisfied the Compensation Committee that the ratio of compensation between the CEO, the COO and the other Named Executive Officers was acceptable and reasonable, particularly when taking into consideration the differences in responsibilities of each of them. The policies or decisions relating to the compensation of the CEO and COO are not materially different than the other Named Executive Officers.

2008 Annual Incentive Plan

In February 2008, the Compensation Committee approved the 2008 AIP model for our Named Executive Officers. In order for there to be any payout to our Named Executive Officers under the 2008 AIP, our consolidated operating ratio must be 79.2% or lower. The 2008 AIP model approved by the Compensation Committee for our Named Executive Officers differs from the 2007 model in that AIP payments to our Named Executive Officers will depend solely on the financial performance goals of the Company set forth below and will not include department and individual performance goals. The Compensation Committee determined that focusing our Named Executive Officers on the Company’s financial performance will result in executive management working to lead management and operations personnel in a manner to seek to maximize Company performance to achieve target levels or better. As with the 2007 AIP model, each Named Executive Officer is assigned incentive targets at the threshold, target and maximum incentive performance levels that are a percentage of the Named Executive Officer’s 2008 base salary. The percentage assigned for each performance level depends on the executive’s salary grade and is set such that the amount of the potential payment would maintain the Named Executive Officer’s target total direct compensation at the approximate market 50th percentile level.

Following are the 2008 financial performance incentive targets, as well as the percentage payout of the executive’s total incentive target for these metrics:

	Consolidated	Consolidated			Percentage Payout
	Operating Income	Operating Ratio	EBITDA	ROCE	of Total Incentive
Performance Level	(30% weight)	(30% weight)	(20% weight)	(20% weight)	Target

Threshold	$362 million	79.2%	$549 million	8.7%	50%
Target	$422 million	78.0%	$649 million	10.10%	100%
Maximum	$492 million	76.8%	$776 million	11.7%	200%

2008 Named Executive Officer Salaries

The base salaries for each of our Named Executive Officers for the 2008 fiscal year are as follows:

Named Executive Officer	Amount

Michael R. Haverty	$759,533
Arthur L. Shoener	$537,314
Patrick J. Ottensmeyer	$379,600
Daniel W. Avramovich	$323,448
William J. Wochner	$278,711

MANAGEMENT COMPENSATION TABLES
SUMMARY COMPENSATION TABLE

The following table and narrative disclose compensation earned in 2007 by the Named Executive Officers. The table shows amounts earned by such persons for all services rendered in all capacities to KCS and its subsidiaries during the past year.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(4)	($)(5)	($)	($)(6)	($)

Michael R. Haverty,	2007	$727,794	$2,839,746	$104,220	$679,302	$50,494	$4,401,556
Chairman of the Board and Chief Executive Officer	2006	$700,008	$576,081	$104,220	$892,027	$43,016	2,315,352
Patrick J. Ottensmeyer,	2007	$314,526	$453,360	$107,680	$183,854	$28,648	$1,088,068
Executive Vice President and Chief Financial Officer(2)	2006	$190,000	$55,900	$62,813	$233,623	$18,191	560,527
Arthur L. Shoener,	2007	$519,859	$857,971	$74,040	$323,481	$47,156	$1,822,507
President and Chief Operating Officer	2006	$500,004	$304,202	$74,040	$424,773	$40,987	1,344,006
Daniel W. Avramovich,	2007	$322,328	$450,341	$110,171	$183,854	$9,438	$1,076,132
Executive Vice President — Sales & Marketing(2)	2006	$196,338	$65,450	$68,857	$241,417	$45,522	617,584
William J. Wochner,	2007	$254,567	$465,788	$78,270	$128,987	$12,594	$940,206
Senior Vice President and Chief Legal Officer(3)

(1)	Reflects actual salary received.

(2)	Mr. Ottensmeyer and Mr. Avramovich were hired on May 15, 2006.

(3)	Mr. Wochner was not a Named Executive Officer in 2006; accordingly only 2007 compensation is reflected in the above table.

(4)	This column presents the dollar amount recognized for financial reporting purposes with respect to the 2007 fiscal year for the fair value of restricted shares and performance shares granted in 2007 as well as prior fiscal years, in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 9 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. See the Grants of Plan-Based Awards Table for information on awards made in 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(5)	This column presents the dollar amount recognized for financial reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted in 2007 as well as prior fiscal years, in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 9 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. See the Grants of Plan-Based Awards Table for information on awards made in 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(6)	All Other Compensation for the Named Executive Officers consists of:

			Group
			Term Life			Matching	Financial
		401(k)	Insurance	AD&D	LTD	Charitable	Planning
Name		Contributions	Premiums	Premiums	Premiums	Gifts(a)	Reimbursement		Other(b)		Total

Haverty	2007	$11,250	$1,080	$168	$158	$29,983		$7,855	$0		$50,494
	2006	$11,000	$1,080	$168	$158	$30,000	$	N/A	$610		$43,016
Ottensmeyer	2007	$5,912	$1,080	$168	$158	$0		$900	$20,430	(c)	$28,648
	2006	$0	$675	$105	$99	$0	$	N/A	$17,312		$18,191
Shoener	2007	$11,250	$1,080	$168	$158	$30,000		$4,500	$0		$47,156
	2006	$11,000	$1,080	$168	$158	$15,000	$	N/A	$13,581		$40,987
Avramovich	2007	$8,032	$1,080	$168	$158	$0		$0	$0		$9,438
	2006	$7,750	$675	$105	$99	$0	$	N/A	$36,893		$45,522
Wochner	2007	$11,250	$1,026	$160	$158	$0		$0	$0		$12,594

(a)	We provide a two-for-one Company match of eligible charitable contributions made by our Named Executive Officers. The maximum amount of contributions we will match in any calendar year for any Named Executive Officer is $15,000. Of this $15,000, only half may be contributed to one organization.

(b)	All employees of the Company, including the Named Executive Officers, are given the opportunity to use our stadium and arena suites to the extent the suites are not being used for business purposes. Our Named Executive Officers may use the services of their administrative assistants for limited personal matters. In addition, spouses of certain our Named Executive Officers accompanied them on private aircraft chartered to transport the Named Executive Officers for business purposes. None of these perquisites results in an aggregate incremental cost to the Company, and thus no value for either of these perquisites is included in the Summary Compensation Table.

(c)	Other for Mr. Ottensmeyer consists of $430 for the cost of tickets for commercial flights paid by the Company for his spouse to accompany him on business and $20,000 paid by the Company for an initiation fee for a country club membership.

Narrative to Summary Compensation Table

We compete with other companies for executive talent and we seek to pay executives at approximately the market median for their positions in order to remain competitive for executive talent. None of the Named Executive Officers participate in any compensation programs that are not available to the other executives of the Company. We believe it is of note that Mr. Haverty has been with KCS for approximately thirteen years, and both he and Mr. Shoener have deep executive experience in our industry. We further believe that the unique roles, responsibilities, experience, accountability, leadership and achievements of Messrs. Haverty and Shoener as our Company’s chief officers are worthy of special consideration in setting their compensation.

Employment Agreements.  Each of the Named Executive Officers is a party to an employment agreement with KCS, KCSR, or KCS and KCSR, which remains in effect until terminated or modified.

Pursuant to their respective employment agreements, Messrs. Haverty, Ottensmeyer, Shoener, Avramovich and Wochner receive as compensation for their services an annual base salary at the rate approved by the Compensation Committee. The salaries for these executive officers shall not be reduced except as agreed to by the parties or as part of a general salary reduction by KCSR applicable to all officers of KCSR. Messrs. Haverty, Ottensmeyer, Shoener, Avramovich and Wochner are eligible to participate in benefit plans or programs generally available to management employees of KCSR. Each of the employment agreements provides that the value of the respective Named Executive Officer’s annual compensation is fixed at a percentage of base salary for purposes of determining contributions, coverage and benefits under any disability insurance policy and under any cash compensation benefit plan provided to the Named Executive Officer as follows: 167.67% for Mr. Haverty; 175% for Mr. Ottensmeyer; 175% for Mr. Shoener; 175% for Mr. Avramovich; and 145% for Mr. Wochner.

For information regarding potential payments to the Named Executive Officers upon termination of employment or change in control, see “Potential Payments Upon Termination of Employment or Change in Control” below.

Indemnification Agreements.  We have entered into indemnification agreements with our officers and directors. These agreements are intended to supplement our officer and director liability insurance and to provide the officers and directors with specific contractual assurance that the protection provided by our Bylaws will continue to be available regardless of, among other things, an amendment to the Bylaws or a change in management or control of KCS. The indemnification agreements provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law and for the prompt advancement of expenses, including attorneys’ fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer was or is a party, is threatened to be made a party or is otherwise involved, or to which the director or officer was or is a party, is threatened to be made a party or is otherwise involved by reason of service in certain capacities. Under the indemnification agreements, if required by the Delaware General Corporation Law, an advancement of expenses incurred will be made upon delivery to us of an undertaking to repay all advanced amounts if it is ultimately determined by final adjudication that the officer or director is not entitled to be indemnified for such expenses. The indemnification agreements allow directors and officers to seek court relief if indemnification or expense advances are not received within specified periods, and obligate us to reimburse them for their expenses in pursuing such relief in good faith.

GRANTS OF PLAN-BASED AWARDS

The following table provides information for each of the Named Executive Officers regarding 2007 grants of annual incentive awards, restricted shares, earned performance shares and stock options.

					All Other		All Other
					Stock		Option
					Awards:		Awards:	Exercise	Grant
					Number of		Number of	or Base	Date Fair
		Estimated Future Payouts Under			Shares of		Securities	Price of	Value of
		Non-Equity Incentive Plan Awards(1)			Stock or		Underlying	Option	Stock and
	Grant	Threshold	Target	Maximum	Units		Options	Awards	Option
Name	Date	($)	($)	($)	(#)		(#)(4)	($/Sh)(5)	Awards

Michael R. Haverty	N/A	$328,644	$657,288	$1,314,576
	01/17/2007				77,852	(2)			$2,321,547
	01/17/2007				46,878	(3)			$1,397,902
Patrick J. Ottensmeyer	N/A	$86,074	$172,148	$344,296
	01/17/2007				21,548	(2)			$642,561
	01/17/2007				13,022	(3)			$388,316
	10/29/2007				5,000	(2)			$194,600
Arthur L. Shoener	N/A	$156,499	$312,998	$625,997
	01/17/2007				32,824	(2)			$978,812
	01/17/2007				19,032	(3)			$567,534
Daniel W. Avramovich	N/A	$88,948	$177,896	$355,793
	01/17/2007				21,637	(2)			$645,215
	01/17/2007				13,022	(3)			$388,316
William J. Wochner	N/A	$65,109	$130,218	$260,436
	01/17/2007				3,282	(2)			$97,869
	01/17/2007				2,003	(3)			$59,729
	02/23/2007				22,500	(2)	22,500	$34.11	$1,047,600 (6)
	08/07/2007				7,778	(2)			$261,652
	08/07/2007				4,591	(3)			$154,441

(1)	The amounts reflected in these columns represent the threshold, target and maximum amounts that could have been earned under our 2007 Annual Incentive Plan. Actual amounts paid for 2007 performance are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)	These amounts reflect restricted stock awards granted under the 1991 Plan as listed in the following table.

		Purchase		Shares
Name	Grant Date	Price		Granted	Vesting Schedule

Haverty	01/17/2007	$0.00		4,852	1/5 per year over 5 years(a)
	01/17/2007	0.00		73,000	3 years(b)
Ottensmeyer	01/17/2007	$0.00		1,548	1/5 per year over 5 years
	01/17/2007	$0.00		20,000	3 years
	10/29/2007	0.00		5,000	5 years
Shoener	01/17/2007	$0.00		3,324	1/5 per year over 5 years
	01/17/2007	$0.00		29,500	3 years
Avramovich	01/17/2007	$0.00		1,637	1/5 per year over 5 years
	01/17/2007	$0.00		20,000	3 years
Wochner	01/17/2007	$0.00		282	1/5 per year over 5 years(a)
	01/17/2007	$0.00		3,000	3 years(b)
	02/23/2007	34.11	(c)	2,500	5 years(c)
	02/23/2007	0.00		20,000	5 years(b)
	08/07/2007			7,778	3 years(b)

(a)	These shares became non-forfeitable on the grant date due to the fact that this executive meets the retirement criteria under the 1991 Plan, however they remain subject to sale and transfer restrictions in accordance with the vesting schedule above.

(b)	These shares will vest on an accelerated basis pro rata over the vesting period due to the fact that this executive meets the retirement criteria under the 1991 Plan.

(c)	The purchase price paid by Mr. Wochner represented the average of the high and low trading prices on the NYSE on the grant date, which was higher than the closing price. These shares are non-forfeitable, but are subject to sale and transfer restrictions in accordance with the vesting schedule above.

(3)	These amounts reflect performance share awards granted under the 1991 Plan and earned by the Named Executive Officers based upon the achievement of pre-determined performance goals for the performance period ended December 31, 2007, as certified by the Compensation Committee on February 28, 2008. These shares will vest on January 17, 2010. The number of additional performance shares granted to the Named Executive Officers, which may be earned upon the achievement of performance targets for the years ended December 31, 2008 and 2009, is set forth in the column captioned “Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested” in the Outstanding Equity Awards table below.

(4)	The amounts reflected in this column represent stock option awards granted under the 1991 Plan as listed in the following table

	Grant	Option	Options	Exercisable	Expiration
Name	Date	Price	Granted	Date	Date

Haverty	N/A
Ottensmeyer	N/A
Shoener	N/A
Avramovich	N/A
Wochner	02/23/2007	$34.11	22,500	02/23/2012	02/22/2017

(5)	Pursuant to the 1991 Plan, the exercise price is the average of the high and low trading prices on the NYSE on the grant date, which in this case was higher than the closing price.

(6)	This amount has been reduced to reflect the amount paid by Mr. Wochner to purchase 2,500 shares of restricted stock at $34.11 per share. This restricted stock was non-forfeitable on the grant date, but remains subject to transfer and sale restrictions over its vesting period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information for each of the Named Executive Officers regarding outstanding stock options, unvested stock awards and unearned stock awards held by them as of December 31, 2007.

	Option Awards					Stock Awards
								Equity	Equity
			Equity					Incentive	Incentive
			Incentive					Plan Awards:	Plan Awards:
			Plan Awards:					Number of	Market or
			Number of			Number of	Market	Unearned	Payout Value
	Number of	Number of	Securities			Shares or	Value of	Shares,	of Unearned
	Securities	Securities	Underlying			Units of	Shares or	Units or	Shares,
	Underlying	Underlying	Unexercised	Option		Stock That	Units of	Other	Units or Other
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not	Stock That	Rights That	Rights That
	Options (#)	Options (#)	Options	Price	Expiration	Vested	Have Not	Have Not	Have Not
Name	Exercisable(1)	Unexercisable(1)	(#)	($)	Date	(#)(2)	Vested ($)(3)	Vested (#)(4)	Vested ($)

Michael R. Haverty	1,118,000		—	$5.75	07/12/10
	12,363		—	$14.34	02/26/11
	13,207		—	$13.42	02/05/12
	15,901	90,000	—	$12.55	01/15/13
	90,000		—	$14.60	01/01/14
	13,689		—	$14.53	02/08/14
						141,000	$4,840,530
						46,878	$1,609,322	78,000	$2,677,740
Patrick J. Ottensmeyer	—	30,000	—	$25.80	06/08/16
						46,548	$1,597,993
						13,022	$447,045	21,666	$743,794
Arthur L. Shoener	—	60,000	—	$16.91	01/03/15	103,424	$3,550,546
						19,032	$653,369	31,666	$1,087,094
Daniel W. Avramovich	6,667	23,333	—	$26.18	05/14/16
						41,637	$1,429,398
						13,022	$447,045	21,666	$743,794
William J. Wochner	72,000	—	—	$5.75	07/12/10
	817	—	—	$14.34	02/26/11
	873	—	—	$13,42	02/05/12
	1,148	15,000	—	$12.55	01/15/13
	6,000	—	—	$14.60	01/01/14
	1,102	—	—	$14.53	02/08/14
	—	22,500	—	$34.11	02/22/17
						35,578	$1,221,393
						6,594	$226,372	11,666	$400,494

(1)	The exercisable dates of the options listed in this column are shown in the following table.

	Number of	Exercisable
Name	Securities	Date

Michael R. Haverty	990,000	07/13/2001
	198,000	07/13/2003
	12,363	02/27/2001
	13,207	02/06/2002
	15,901	01/16/2003
	90,000	01/16/2008
	90,000	01/02/2005
	13,689	02/09/2004
Patrick J. Ottensmeyer	20,000	06/09/2009
	10,000	06/09/2011
Arthur L. Shoener	60,000	01/04/2010
Daniel W. Avramovich	6,667	05/15/2007
	6,667	05/15/2008
	6,666	05/15/2009
	10,000	05/15/2011
William J. Wochner	72,000	07/13/2001
	817	02/27/2001
	873	02/06/2002
	1,148	01/16/2003
	15,000	01/16/2008
	6,000	01/02/2005
	1,102	02/09/2004
	22,500	02/23/2012

(2)	The vesting dates of the restricted shares and earned performance shares listed in this column are shown in the following table.

Number of
Name	Securities	Vesting Date

Michael R. Haverty	24,334	01/17/2008
	11,000	01/19/2008
	8,000	03/14/2008
	24,333	01/17/2009
	11,000	01/19/2009
	8,000	03/14/2009
	24,333	01/17/2010
	11,000	01/19/2010
	8,000	03/14/2010
	11,000	01/19/2011
	46,878	01/17/2010
Patrick J. Ottensmeyer	310	01/17/2008
	309	01/17/2009
	310	01/17/2010
	20,000	01/17/2010
	309	01/17/2011
	20,000	06/09/2011
	310	01/17/2012
	5,000	10/31/2012
	13,022	01/17/2010

Number of
Name	Securities	Vesting Date

Arthur L. Shoener	665	01/17/2008
	775	01/19/2008
	665	01/17/2009
	775	01/19/2009
	50,044	01/01/2010
	29,500	01/17/2010
	5,500	01/19/2010
	6,000	03/14/2010
	2,000	06/13/2010
	5,500	01/19/2011
	2,000	06/13/2011
	19,032	01/17/2010
Daniel W. Avramovich	327	01/17/2008
	328	01/17/2009
	20,327	01/17/2010
	328	01/17/2011
	20,327	05/15/2011
	13,022	01/17/2010
William J. Wochner	1,000	01/17/2008
	600	01/19/2008
	2,593	01/31/2008
	4,000	02/23/2008
	800	03/14/2008
	1,000	01/17/2009
	600	01/19/2009
	2,593	01/31/2009
	4,000	02/23/2009
	800	03/14/2009
	3,592	01/17/2010
	600	01/19/2010
	4,000	02/23/2010
	800	03/14/2010
	600	01/19/2011
	4,000	02/23/2011
	4,000	02/23/2012
	6,594	01/17/2010

(3)	The amount in this column is calculated by multiplying the closing price of our Common Stock on the NYSE on December 31, 2007, which was $34.33, by the number of shares of stock that have not vested.

(4)	The amounts in this column reflect the performance shares granted on January 17, 2007 under the 1991 Plan that may be earned upon certification by the Compensation Committee of achievement of pre-determined performance goals for the performance periods ended December 31, 2008 and 2009. Actual amounts earned may be more or less than reflected depending on whether such performance shares are earned at the threshold, target or maximum level. If earned, these shares will vest on the later of (a) January 17, 2010, or (b) the date the Compensation Committee certifies the achievement of the related performance targets. Performance shares that are not earned within the applicable performance period are forfeited.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of the Named Executive Officers regarding stock option exercises and vesting of stock awards during 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value	Shares Acquired	Value
	on Exercise	Realized on	on Vesting	Realized on
Name	(#)	Exercise ($)	(#)	Vesting ($)(1)

Michael R. Haverty	—	—	23,852	$742,628
Patrick J. Ottensmeyer	—	—	—	$—
Arthur L. Shoener	—	—	775	$23,165
Daniel W. Avramovich	—	—	—	$—
William J. Wochner	—	—	4,182	$53,260(2)

(1)	The amounts in this column were calculated by multiplying the number of shares of stock by the closing price of our Common Stock on the NYSE on the vesting date.

(2)	This amount has been reduced to reflect the amount paid by Mr. Wochner to purchase 2,500 shares of restricted stock at $34.11 per share. This restricted stock was non-forfeitable on the grant date, but remains subject to transfer and sale restrictions over its vesting period.

Options Granted in Connection with the Stilwell Spin-off

In connection with the Stilwell Spin-off and as part of an equitable adjustment of KCS non-qualified stock options previously granted and outstanding as of June 28, 2000 (the record date for the Stilwell Spin-off), the exercise price of the options was adjusted as allowed by the 1991 Plan and holders of the options received separately exercisable options to purchase Stilwell common stock (“Stilwell options”) at the rate of two Stilwell options for each KCS non-qualified stock option held. On December 31, 2002, Janus Capital Corporation merged into Stilwell and effective January 1, 2003, Stilwell was renamed Janus Capital Group Inc. Effective as of January 1, 2003, the Stilwell options are now options to purchase Janus Capital Group Inc. common stock.

Janus options for 1,888,106 shares were granted to Mr. Haverty and Janus options for 241,368 shares were granted to Mr. Wochner. These Janus options related to KCS non-qualified stock options granted to Messrs. Haverty and Wochner in 2000 prior to the Stilwell Spin-off and in years prior to 2000. Messrs. Ottensmeyer, Shoener, and Avramovich did not join KCS until after the Stilwell Spin-off, and therefore did not receive any Janus options. The following table sets forth information regarding the shares of Janus common stock received upon exercise of Janus options and the value realized on exercise.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value	Shares Acquired	Value
	on Exercise	Realized on	on Vesting	Realized on
Name	(#)	Exercise ($)	(#)	Vesting ($)(1)

Michael R. Haverty(1)	184,644	$1,092,389	N/A	N/A
Patrick J. Ottensmeyer	N/A	N/A	N/A	N/A
Arthur L. Shoener	N/A	N/A	N/A	N/A
Daniel W. Avramovich	N/A	N/A	N/A	N/A
William J. Wochner(1)	—	—	N/A	N/A

(1)	As of December 31, 2007, Mr. Haverty owns 5,462 exercisable Janus options and Mr. Wochner owns 22,368 exercisable Janus options.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

As described above in the section titled “Narrative to the Summary Compensation Table,” each of the Named Executive Officers is a party to an employment agreement with KCS, KCSR, or KCS and KCSR. These employment agreements remain in effect until they are terminated or modified and each agreement contains certain benefits in the event of the termination of the Named Executive Officer’s employment for death, disability, retirement, resignation by the executive with good reason or termination by us without cause, or in the event of termination of employment after of a change in control. We believe that providing certain severance protections plays an important role in attracting and retaining key executive officers. The Compensation Committee evaluates the need for and the level of severance benefits to each Named Executive Officer on a case-by-case basis and we believe the severance benefits are an appropriate and necessary component of each of the Named Executive Officers’ compensation package. The following terms used in this section shall have the meanings provided in the “Change in Control Benefits” subsection of the “Compensation Discussion and Analysis” section: “cause” other than in the context of a termination of employment after a change in control, “cause” in the context of a termination of employment after a change in control, “good reason” in the context of a resignation after a change in control, and “change in control.”

The severance benefits described below are required to be provided pursuant to the terms of employment agreements with the Named Executive Officers. For more information regarding the benefits provided in these agreements, please see the information provided in the “Change in Control Benefits” and the “Severance Compensation” subsections of the “Compensation Discussion and Analysis” section. In 2006, Towers Perrin performed a competitive analysis of the severance benefit provisions of the employment agreements of the Named Executive Officers and it found that the benefits provided in these employment agreements were within the competitive ranges for our peer group. We cannot unilaterally change the benefits payable under these employment agreements; these agreements may only be amended with the consent of the Named Executive Officer.

Severance Benefits other than after a Change in Control.

In the event of termination of employment of a Named Executive Officer without cause by KCS, for any reason other than a change in control, death, disability or retirement, each of Messrs. Haverty, Ottensmeyer, Shoener, Avramovich and Wochner would pursuant to their respective employment agreements:

•	Be entitled to twelve months of severance pay at an annual rate equal to his base salary at the rate in effect immediately prior to such termination;

•	Be entitled to reimbursement for the costs of continuing or obtaining comparable health and life insurance benefits for twelve months (other than Messrs. Haverty and Wochner who would each be entitled to fifteen months) unless such benefits are provided by another employer; and

•	Remain eligible, in the year in which such termination occurs, to receive benefits under the AIP and, at the discretion of the Compensation Committee, any other compensatory or benefit plan in which such Named Executive Officer participates, if such plans are then in existence and the Named Executive Officer was entitled to participate immediately prior to termination in accordance with the applicable provisions of such plans, but only to the extent the Named Executive Officer meets all the requirements of any such plan for the plan year the time of such termination.

Severance pay received in the year in which employment termination occurs will be taken into account for the purpose of determining benefits, if any, under the AIP, but not under the Executive Plan. After termination of employment, the Named Executive Officer would not be entitled to accrue or receive benefits under any other employee benefit plan; provided, however that he would be entitled to participate in the 401(k) Plan and the ESOP in the year of termination if he were to meet the requirements of participation in such termination year.

As part of his employment agreement, each of the Named Executive Officers has agreed not to use or disclose any of our trade secrets or those of KCSR, as applicable, after any termination of his employment and to waive any claims against us upon termination.

Severance Benefits following a Change in Control.

The Compensation Committee believes that the occurrence of a change in control transaction may create uncertainty regarding the continued employment of our Named Executive Officers because many change in control transaction result in significant organizational changes, particularly at the key management level. We provide each of the Named Executive Officers with enhanced severance benefits if, within three years after a change in control, his employment is terminated without cause or if he resigns for good reason. Except for the accelerated vesting of awards under the 1991 Plan, these severance benefits do not become due upon a mere change in control. Instead, these benefits are only provided if there is a “double trigger,” meaning that the Named Executive Officer must also be terminated without cause or resign for good reason in the three-year period following a change in control. The “double trigger” mechanism is intended to:

•	Encourage executives to stay with the Company during a change in control, thus helping to provide stability to the Company during a critical time;

•	Mitigate any potential disincentive for the executives when they are evaluating and/or implementing a potential change in control, particularly when the acquiring company may not require the services of our executives;

•	Prevent a short-term windfall to executives upon a mere change in control; and

•	Protect the executives from termination without cause or an adverse change in position following a change in control.

If there were a change in control of KCS or KCSR during the term of the employment agreement, the Named Executive Officer’s employment, executive capacity, salary and benefits would be continued for a three-year period (two years with respect to Mr. Wochner) at the same levels in effect on the control change date (as defined in the employment agreement). During that period, annual salary would be paid at a rate not less than twelve times the highest monthly base salary paid or payable to the Named Executive Officer in the twelve months immediately prior to the change in control. During the severance period, the Named Executive Officer also would be eligible to participate in all benefit plans made generally available to executives at his level or to the employees of KCSR, and generally would be eligible to participate in any incentive compensation plan. In addition, we will use our best efforts to cause all outstanding options held by the Named Executive Officer to become immediately exercisable on date of the change in control and, to the extent such options are not vested and are subsequently forfeited, to receive a lump-sum cash payment within five days after the options are forfeited equal to the difference between the fair market value of the Common Stock underlying the non-vested, forfeited options (determined as of the date the options are forfeited) and the exercise price of the options.

If the amount of contributions or benefits or any incentive compensation was determined on a discretionary basis immediately prior to the control change date:

•	the amount of such contributions or benefits continued would not be less than the average annual amount for the three years prior to the change in control; and

•	incentive compensation would not be less than 75% of the maximum amount which could have been paid to the officer under the terms of the incentive compensation plan.

With respect to unfunded employer obligations under benefit plans or incentive compensation plans, the Named Executive Officer would receive a discounted cash payment equal to amounts to which he would be entitled at the control change date within five days after that date. The Named Executive Officer’s employment may be terminated after the control change date, but unless such termination is for cause (as defined above) or disability, or the Named Executive Officer resigns without good reason (as defined above), he would be entitled to payment of his base salary through termination plus a discounted cash severance payment equal to a percentage multiplied by three times his annual base salary (two times with respect to Mr. Wochner), and continuation of benefits for a three-year period at levels in effect immediately prior to the termination of employment. The applicable percentage rate is 167.67% for Mr. Haverty, 175% for each of Messrs. Ottensmeyer, Shoener and Avramovich and 160% for Mr. Wochner. If any benefit plan would not permit continued participation after termination of employment, the Named Executive Officer would be entitled to a lump sum payment, payable within five days after termination, equal to the amount of benefits he would have received under the plan if he had been fully vested in the average annual contributions or benefits in effect for the three plan years ending prior to the control change date and a continuing participant in such plan to the end of the three-year period. Following such three-year period, the Named Executive Officers would also be entitled to continuation of certain health, prescription and dental benefits until attainment of age 60, and certain health and prescription benefits for the remainder of their life unless such benefits are otherwise provided by a subsequent employer. The cost of such benefits will not exceed the cost of such benefits to active or retired (as applicable) peer executives.

Each of the Named Executive Officers is also permitted, at any time during the three-year period following a change in control, to resign employment for good reason (as defined above) and to receive the same payments and benefits as if his employment had been terminated without cause.

The employment agreements also provide for payments to the Named Executive Officers necessary to relieve them of certain adverse federal income tax consequences if amounts received under the agreements were determined to involve “parachute payments” under Section 4999 of the Code.

If any dispute should arise under a Named Executive Officer’s employment agreement after the control change date involving an effort by him to protect, enforce or secure rights or benefits claimed by him, KCS or KCSR (as applicable) shall pay promptly upon demand all reasonable expenses incurred (including attorneys’ fees) in connection with the dispute, without regard to whether the officer prevails in the dispute, except that the Named Executive Officer shall repay KCS or KCSR (as applicable) any amounts so received if a court having jurisdiction makes a final, nonappealable determination that he acted frivolously or in bad faith in the dispute.

Compensatory Plans Providing Benefits Upon Termination of Employment or Change in Control.

Certain compensation plans available to the Named Executive Officers have accounts that become vested upon certain events, such as: (a) the Named Executive Officer’s retirement, death, disability or termination of employment, (b) a change in control of our Company, or (c) a change in the Named Executive Officer’s responsibilities following a change in control. See the subsection titled “Other compensatory plans that provide benefits on retirement or termination” in the “Compensation Discussion and Analysis” section for a description of the vesting of the accounts upon these certain events.

Trusts Securing the Rights of the Officers, Directors, Employees and Former Employees.

We have established a series of trusts that are intended to secure the rights of our officers, directors, employees, former employees and others (each a “Beneficiary”) under various contracts, benefit plans, agreements, arrangements and commitments. The function of each trust is to receive contributions from us and, following a change in control of KCS (as defined by the trust), if we fail to honor certain obligations to a Beneficiary, the trust shall distribute to the Beneficiary amounts accumulated in such Beneficiary’s trust account, or in the general trust account, to discharge such obligations as they become due, to the extent of available trust assets. The trusts require that we be solvent as a condition to making distributions. Trusts have been established with respect to the employment continuation commitments under employment agreements, the Executive Plan, the Directors’ Deferred Fee Plan, indemnification agreements, the 1991 Plan, and our charitable contribution commitments, among others. New trusts were executed on March 6, 2006. The new trusts are revocable until a change in control of KCS and will terminate if no such change in control occurs prior to March 6, 2011, unless extended by the Board of Directors. KCSR has established similar trusts tied to any failure by KCSR to honor its obligations to Beneficiaries following a change in control of KCS.

Tables Summarizing Payments Upon Employment Termination

The following tables summarize the estimated payments that would be made under each contract, agreement, plan or arrangement which provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment, including by resignation, retirement, disability, or dismissal following a change in control. None of our Named Executive Officers is eligible to receive payments upon a voluntary resignation or a termination for cause (as defined above), except that because Messrs. Haverty and Wochner each meet the definition of “retirement” under the 1991 Plan, their unexercisable options would become exercisable upon a voluntary resignation. In accordance with SEC regulations, we do not report any amount to be provided under any arrangement which does not discriminate in scope, terms or operation in favor of our Named Executive Officers and which is available generally to all salaried employees in the United States. The following tables do not repeat information provided in the Summary Compensation Table or the Outstanding Equity Awards at Year-End Table, except to the extent the amount payable would be enhanced by the termination event.

For purposes of the quantitative disclosure in the following tables, and in accordance with SEC regulations, we have assumed that the termination took place on the last business day of our most recently completed fiscal year, and that the price per share of our Common Stock was $34.33, the closing market price on that date.

	Michael R. Haverty
					Without
				Change in	Cause or
Benefit	Death	Disability	Retirement	Control	Good Reason

Cash Severance	$—	$—	$—	$3,660,877	$727,794
Equity (Intrinsic Value)
Unvested Restricted Stock	$4,840,530	$2,334,440	$—	$4,840,530	$—
Unvested Performance Shares	$4,287,062	$1,609,322	$1,609,322	$4,287,062	$—
Unvested 401k Contributions	$—	$—	$—	$—	$—
Unexercisable Options	$1,960,200	$1,960,200	$1,960,200	$1,960,200	$—
Total	$11,087,792	$5,903,962	$3,569,522	$11,087,792	$—
Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$49,724	$—
Total	$—	$—	$—	$49,724	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$21,019	$6,995
Tax Gross-Ups	$—	$—	$—	$—	$—
Total	$—	$—	$—	$21,019	$6,995
Total	$11,087,792	$5,903,962	$3,569,522	$14,819,412	$734,789

	Patrick J. Ottensmeyer
					Without
				Change in	Cause or
Benefit	Death	Disability	Retirement	Control	Good Reason

Cash Severance	$—	$—	$—	$1,651,262	$314,526
Equity (Intrinsic Value)
Unvested Restricted Stock	$1,597,993	$911,393	$—	$1,597,993	$—
Unvested Performance Shares	$1,190,839	$447,045	$—	$1,190,839	$—
Unvested 401k Contributions	$5,733	$5,733	$—	$5,733	$—
Unexercisable Options	$255,900	$255,900	$—	$255,900	$—
Total	$3,050,465	$1,620,071	$—	$3,050,465	$—
Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$53,907	$—
Total	$—	$—	$—	$53,907	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$83,215	$9,023
Tax Gross-Ups	$—	$—	$—	$1,701,561	$—
Total	$—	$—	$—	$1,784,776	$9,023
Total	$3,050,465	$1,620,071	$—	$6,540,410	$323,549

	Arthur L. Shoener
					Without
				Change in	Cause or
Benefit	Death	Disability	Retirement	Control	Good Reason

Cash Severance	$—	$—	$—	$2,729,260	$519,859
Equity (Intrinsic Value)
Unvested Restricted Stock	$3,550,546	$2,537,811	$—	$3,550,546	$—
Unvested Performance Shares	$1,740,462	$653,369		$1,740,462	$—
Unvested 401k Contributions	$22,950	$22,950	$—	$22,950	$—
Unexercisable Options	$1,045,200	$1,045,200	$—	$1,045,200	$—
Total	$6,359,158	$4,259,330	$—	$6,359,158	$—
Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$52,773	$—
Total	$—	$—	$—	$52,773	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$21,019	$5,651
Tax Gross-Ups	$—	$—	$—	$2,762,369	$—
Total	$—	$—	$—	$2,783,388	$5,651
Total	$6,359,158	$4,259,330	$—	$11,924,579	$525,510

	Daniel W. Avramovich
					Without
				Change in	Cause or
Benefit	Death	Disability	Retirement	Control	Good Reason

Cash Severance	$—	$—	$—	$1,692,222	$322,328
Equity (Intrinsic Value)
Unvested Restricted Stock	$1,429,398	$742,798	$—	$1,429,398	$—
Unvested Performance Shares	$1,190,839	$447,045	$—	$1,190,839	$—
Unvested 401k Contributions	$14,782	$14,782	$—	$14,782	$—
Unexercisable Options	$190,164	$190,164	$—	$190,164	$—
Total	$2,825,183	$1,394,789	$—	$2,825,183	$—
Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$68,940	$—
Total	$—	$—	$—	$68,940	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$39,483	$9,023
Tax Gross-Ups	$—	$—	$—	$1,635,727	$—
Total	$—	$—	$—	$1,675,210	$9,023
Total	$2,825,183	$1,394,789	$—	$6,261,555	$331,351

	William J. Wochner
					Without
				Change in	Cause or
Benefit	Death	Disability	Retirement	Control	Good Reason

Cash Severance	$—	$—	$—	$814,614	$254,567
Equity (Intrinsic Value)
Unvested Restricted Stock	$1,221,393	$898,073	$—	$1,221,393	$—
Unvested Performance Shares	$626,866	$226,372	$226,372	$626,866	$—
Unvested 401k Contributions	$—	$—	$—	$—	$—
Unexercisable Options	$331,650	$331,650	$331,650	$331,650	$—
Total	$2,179,909	$1,456,095	$558,022	$2,179,909	$—
Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$66,526	$—
Total	$—	$—	$—	$66,526	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$30,985	$11,169
Tax Gross-Ups	$—	$—	$—	$—	$—
Total	$—	$—	$—	$30,985	$11,169
Total	$2,179,909	$1,456,095	$558,022	$3,092,034	$265,736

PROPOSAL 3 — RE-APPROVAL OF SECTION 18.7 (PERFORMANCE MEASURES)
OF THE 1991 AMENDED AND RESTATED STOCK OPTION
AND PERFORMANCE AWARD PLAN

Reason for the Proposal

Section 18.7 of the 1991 Plan allows the granting of awards based on Company performance-based criteria. Such criteria are described in the Performance Measures paragraph of the Summary of the 1991 Plan section below. At the 2003 Annual Meeting of Stockholders, the Company’s stockholders approved the amendment and restatement of the 1991 Plan, including Section 18.7 of such Plan. Reapproval of the performance-based criteria is necessary to permit income recognized in connection with stock options and other awards granted under the plan to qualify as “performance-based” compensation for purposes of Section 162(m). Under Section 162(m), we will not be able to claim a federal income tax deduction on compensation in excess of $1 million in any year paid to our chief executive officer or any of our four other most highly-compensated executive officers, unless the compensation qualifies as “performance-based” compensation. The “option spread” (the excess of the fair market value of the option shares at the time of exercise over the option exercise price) in connection with the exercise of an option (other than an Incentive Stock Option (“ISO”)) or a stock appreciation right is eligible to be considered as performance-based compensation for purposes of Section 162(m). Other types of awards granted under the 1991 Plan that are contingent upon attainment of performance goals also will qualify as performance-based compensation for purposes of Section 162(m). Approval is beneficial to the Company under Code Section 162(m), which limits public companies’ deductions of compensation expense in excess of $1 million paid to certain executive officers (“Deduction Limitation”). However, Code Section 162(m) allows public companies to exclude from the Deduction Limitation certain performance-based compensation if approved by stockholders. Reapproval every five years of the performance-based criteria in the 1991 Plan (contained in Section 18.7) is necessary for performance-based awards thereunder to continue to meet the requirements for a federal income tax deduction.

Summary of the 1991 Plan

The principal provisions of the 1991 Plan are summarized below. This summary is not a complete description of all of the 1991 Plan’s provisions, and is qualified in its entirety by reference to the 1991 Plan which is attached to this Proxy Statement as Appendix A. Capitalized terms in this summary not defined in this Proxy Statement have the meanings set forth in the 1991 Plan.

Purpose.  The 1991 Plan is intended to allow employees, directors and consultants of KCS and its subsidiaries to acquire or increase their ownership of KCS Common Stock, thereby strengthening their commitment to the success of KCS and stimulating their efforts on behalf of KCS, and to assist KCS and its subsidiaries in attracting new employees, directors and consultants and retaining existing ones. The 1991 Plan also is intended to optimize the profitability and growth of KCS through incentives that are consistent with KCS’ goals, to provide an incentive for excellence in individual performance, and to promote teamwork.

Administration.  The Stock Plan will be administered by our Board of Directors or by a committee appointed by the Board (the “Plan Committee”); references below to the “Plan Committee” are references to the Board, or Plan Committee, as applicable). Subject to the express provisions of the 1991 Plan, the Plan Committee has the authority (i) to determine when, to whom, and in what types and amounts Awards (as defined below) should be granted and the terms and conditions applicable to each Award (including Awards granted in conjunction with other Awards), (ii) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, and the terms related thereto, (iii) to determine the terms and conditions of all Award Agreements and to amend any Award Agreement at any time, with the consent of the Grantee under certain circumstances, (iv) to cancel, with the consent of the Grantee, outstanding Awards and grant new Awards in substitution therefor, (v) to accelerate the ability to exercise, and to accelerate or waive any or all of the terms and conditions applicable to, any Awards, (vi) subject to the provisions of the 1991 Plan, to extend the time during which any Awards may be exercised, (vii) to make such adjustments or modifications to Awards to Grantees working outside the United States as are advisable to fulfill the purposes of the 1991 Plan or to comply with applicable local law, and (viii) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Plan Committee deems appropriate. The Plan Committee is authorized to construe and interpret the 1991 Plan, to establish, amend and rescind any rules relating to the 1991 Plan and to make all other determinations which may be necessary or advisable for the administration of the 1991 Plan. Additionally, if the Plan Committee determines that an adjustment of the 1991 Plan or outstanding Awards is necessary to prevent enlargement or dilution of the intended benefits under the 1991 Plan following any change affecting the shares of KCS Common Stock by reason of any dividend or other distribution to stockholders (whether in cash, Shares, other securities or other property), stock split, reverse stock split, recapitalization, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off, or combination involving KCS or repurchase or exchange of Shares or other rights to purchase Shares or other securities of KCS, or other similar corporate transaction, the Plan Committee will, in such manner as it deems equitable, adjust any or all of (i) the number or type of Shares (or other securities or properties) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award or the substitution of other property for Shares subject to an outstanding Award. All determinations on all matters relating to the 1991 Plan or any Award Agreement may be made in the sole and absolute discretion of the Plan Committee, and all such determinations of the Plan Committee shall be final, conclusive and binding. No member of the Plan Committee is liable for any action or determination made with respect to the 1991 Plan or any Award thereunder.

Eligibility.  All directors and employees of and consultants to the Company and its subsidiaries will be eligible to receive Awards under the 1991 Plan. As of the date of this Proxy Statement, approximately 6,614 such employees and seven Outside Directors are eligible to participate in the 1991 Plan. We use consultants from time to time, but cannot reasonably determine the number of consultants that would be eligible to participate in the 1991 Plan. One consultant has been granted a restricted stock award under the 1991 Plan. We currently do not intend to make awards to other consultants under the 1991 Plan.

Power to Amend the 1991 Plan.  Subject to the terms of the 1991 Plan, the Board may alter, amend, suspend or terminate the 1991 Plan in whole or in part at any time without the approval of the stockholders of KCS. The Board may delegate to the Plan Committee any or all of the authority of the KCS Board to alter, amend, suspend or terminate the 1991 Plan.

Number of Shares.  Subject to adjustment as described above, the aggregate number of Shares of KCS Common Stock authorized for issuance under the 1991 Plan is the sum of: (i) 18,100,000 and (ii) the total number of Shares subject to Awards granted under the 1993 Plan, 1987 Plan and 1983 Plan that are outstanding as of July 15, 1998 (for a total of 18,503,186). As of the Record Date, 4,540,155 Shares of KCS Common Stock were subject to outstanding Awards under the 1991 Plan and 1,604,278 Shares of KCS Common Stock remained available for future awards under the 1991 Plan. Shares that are forfeited or not issued under an Award, or Shares (however acquired) that are used to pay the exercise price of an Award or are withheld in connection with tax obligations arising from an Award, again become available for an Award or increase the number of Shares available for Awards. No person may receive under the 1991 Plan in any calendar year total Awards exceeding the greater of: (i) 1% of the total Shares of KCS Common Stock outstanding when the Award is granted; or (ii) 1,300,000 Shares; provided, however, that the total number of Shares for which Awards may be granted to any Grantee in any calendar year shall not exceed 2,000,000. Based on the closing price of KCS Common Stock on the Record Date, the aggregate market value of the Shares underlying outstanding Awards as of the Record Date was $164,262,808 and the aggregate market value of Shares remaining available for issuance under the 1991 Plan was $58,042,778.

Types of Awards.  The 1991 Plan permits the grant of any or all of the following types of Awards to employees, directors and consultants of KCS and its Subsidiaries: (i) stock options, including ISOs and options other than ISOs (“non-qualified options”); (ii) stock appreciation rights (“SARs”); (iii) limited stock appreciation rights (“LSARs”); (iv) Restricted Shares; (v) Performance Units and Performance Shares (“Performance Awards”); and (vi) Bonus Shares.

Stock Options.  The exercise price per Share of KCS Common Stock purchasable under any Option will be determined by the Plan Committee, but generally cannot be less than 100% of the Fair Market Value of a share of KCS Common Stock on the date the Option is granted. In certain instances, however, the exercise price of an Option may be less than the Fair Market Value of a Share on the Grant Date. In connection with the acquisition by KCS of another entity or the assets of such entity, the Plan Committee may grant Options (“Substitute Options”) with an exercise price less than the Fair Market Value of a Share on the Grant Date, to persons who become eligible to participate in the 1991 Plan and who hold options (“Acquired Entity Options”) to purchase shares of stock of the Acquired Entity or its affiliates immediately prior to such Acquisition. The exercise price of the Substitute Options will be set at a level that preserves the economic value of Acquired Entity Options that are replaced. The Plan Committee shall determine the term of each Option (subject to a maximum of 10 years) and the time or times when it may be exercised. The grant and the terms of ISOs shall be restricted to the extent required for qualification as ISOs by the Internal Revenue Code. In no event may an ISO be granted under the 1991 Plan on or after the date 10 years following the earlier of (i) the date the 1991 Plan was adopted and (ii) the date the 1991 Plan was approved by KCS stockholders. Options may be exercised following notice to KCS by payment of the exercise price: (i) in cash, personal check or wire transfer; (ii) in certain instances, in Shares (including, at the discretion of the Plan Committee, Restricted Shares) with a Fair Market Value equal to the exercise price of the Option; (iii) pursuant to a “cashless exercise” through a broker-dealer under an arrangement approved by the Plan Committee; or (iv) at the discretion of the Plan Committee, with an interest-bearing promissory note or with a third-party loan that is guaranteed by KCS.

Stock Appreciation Rights/Limited Stock Appreciation Rights.  An SAR may be granted free-standing or in tandem with the grant of Options. Upon exercise of an SAR, the holder thereof is entitled to receive the excess of the Fair Market Value of the Shares for which the SAR is exercised over the Strike Price of the SAR, payable in cash or, at the discretion of the Plan Committee, in Shares with a Fair Market Value equal to the excess. The Strike Price (which, in the case of free-standing SARs, shall not be less than 100% of the Fair Market Value of the Shares on the Grant Date and, in the case of tandem SARs, will equal the Option Price of the related Options) and other provisions of the SAR shall be determined by the Plan Committee (except that the term of an SAR may not exceed 10 years). An LSAR is an SAR that automatically is exercised upon a Change of Control (defined below), which has not been approved by the Incumbent Board.

Restricted Shares.  Restricted Shares may not be disposed of by the Grantee until certain restrictions established by the Plan Committee lapse. The Plan Committee may impose such conditions and/or restrictions on any Restricted Shares as it may deem advisable, including restrictions based upon the achievement of specific performance goals (Company-wide, divisional, subsidiary and/or individual), time-based restrictions on vesting, and/or restrictions under applicable securities laws. The Plan Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares, which shall be (except with respect to Restricted Shares that are treasury shares) at least $.01 per Restricted Share or such other amount required by law. The Grantee shall have, with respect to Restricted Shares, all of the rights of a stockholder of KCS, including the right to vote the Shares and the right to receive any distributions, unless the Plan Committee shall otherwise determine. Restricted Shares are subject to forfeiture if the Grantee does not satisfy the conditions specified in the applicable Award Agreement.

Performance Awards.  From time to time, the Plan Committee may select a period during which one or more performance criteria designated by the Plan Committee are measured for the purpose of determining the extent to which a Performance Award has been earned. Performance goals may be determined by the Plan Committee in its discretion and may be based on Company-wide, divisional, subsidiary or individual performance or a combination thereof. Performance Awards may be in the form of Performance Shares (with an initial value equal to the Fair Market Value of a Share on the date of grant), or Performance Units (with an initial value established by the Plan Committee at the time of grant). Performance Awards may be paid in cash or in Shares, or a combination thereof. Grantees of Performance Awards are not required to provide consideration other than the rendering of services and any minimum exercise price required by applicable law.

Bonus Shares.  Bonus Shares can be awarded to a Grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of KCS or otherwise) or as an incentive to become an employee, director or consultant of KCS or a Subsidiary.

Performance Measures.  Unless and until the Plan Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in Section 18.7 of the 1991 Plan, the performance measure(s) to be used for purposes of performance-based Awards shall be chosen from among the following:

(a) Earnings (either in the aggregate or on a per-share basis);

(b) Net income (before or after taxes);

(c) Operating income;

(d) Cash flow;

(e) Return measures (including return on assets, equity or sales);

(f) Earnings before or after either, or any combination of, taxes,interest or depreciation and amortization;

(g) Gross revenues;

(h) Share price (including growth measures and stockholder return or attainment by the Shares of a specified value for a specified period of time);

(i) Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

(j) Net economic value; or

(k) Market share.

Any of these performance measures may be applied, as determined by the Plan Committee, on the basis of the Company as a whole, or in respect of any one or more Subsidiaries or divisions of KCS or any part of a Subsidiary or division of KCS that is specified by the Plan Committee. The Plan Committee may adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the performance-based exception from the tax deductibility limitations of Internal Revenue Code Section 162(m) (the “Performance-Based Exception”) may not be adjusted upward without the approval of KCS stockholders. The Plan Committee may adjust such Awards downward.

In the event that applicable tax and/or securities laws change to permit Plan Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Plan Committee will have the sole discretion to make such changes without obtaining stockholder approval.

Change of Control.  Unless otherwise defined in an Award Agreement, a Change of Control is deemed to occur in the event of certain acquisitions of 20% or more of the outstanding KCS Common Stock, certain mergers which result in KCS’s stockholders owning 60% or less of the surviving corporation, or certain changes of more than 25% of the membership of the KCS Board. In the event of a Change of Control of KCS, Awards will automatically become fully vested or fully exercisable, as applicable.

Elective Share Withholding.  A Grantee may, subject to certain conditions, elect to have KCS withhold a portion of the Shares that would otherwise be issued to the Grantee under an Award to satisfy the Grantee’s income tax liabilities related to the Award.

Other.  The 1991 Plan will terminate when all Shares of KCS Common Stock subject to the Plan have been acquired unless earlier terminated by the KCS Board. Awards, and any rights under an Award, may not be transferred other than by will or by the law of descent and distribution or, with the consent of the Plan Committee, to members of a Grantee’s immediate family and related trusts, partnerships and other entities with respect to which the Grantee or such family members are owners or beneficiaries. The extent to which the Grantee shall receive the benefits of an Award following Termination of Affiliation will be determined in accordance with the provisions of the 1991 Plan and the Award Agreement, which benefits may extend beyond the date of Termination of Affiliation. The Plan Committee may permit or require a Grantee to defer receipt of payment or delivery of Shares upon the exercise or vesting of an Award.

Federal Income Tax Consequences of the Issuance and Exercise of Options.

The federal income tax consequences of the issuance and exercise of Options under the 1991 Plan to its participants and KCS are summarized below. The following discussion is based on the federal income tax laws in effect as of the date of this Proxy Statement and could be affected by future changes in the tax laws. The summary is not intended to constitute tax advice and does not address, among other things, possible state, local or foreign tax consequences.

The grant of an Option will have no immediate tax consequences for the Grantee or KCS. In general, the Grantee will have no taxable income upon the exercise of an ISO or upon the disposition of Shares acquired upon the exercise of an ISO if the applicable ISO holding period is satisfied (except that the alternative minimum tax may apply) and KCS will have no deduction upon exercise of the ISO. Upon exercising a non-qualified option, the Grantee will recognize ordinary income in an amount equal to the difference between the Fair Market Value on the date of exercise of the Shares acquired and the Option exercise price. KCS will be entitled to a deduction in the same amount, subject to the possible limitation under Section 162(m) of the Code. Generally, there will be no tax consequence to KCS in connection with a disposition of Shares acquired upon exercise of an Option, except that KCS may be entitled to a deduction upon disposition of Shares acquired on exercise of an ISO before the applicable holding period has been satisfied.

Under current rulings of the Internal Revenue Service, a Grantee who pays the exercise price for an Option with KCS Common Stock does not recognize gain or loss with respect to the disposition of the stock transferred in payment of the Option exercise price. However, the Grantee normally will recognize ordinary income upon the exercise of a non-qualified option in the manner described above. The Grantee’s basis in a number of acquired Shares equal to the number surrendered will be the same as the Grantee’s basis in the surrendered Shares, and the Grantee’s basis in any additional Option Shares will be equal to the amount of income the Grantee recognizes upon exercise of the Option.

YOUR BOARD RECOMMENDS THAT YOU VOTE
“FOR”
THE RE-APPROVAL OF SECTION 18.7 (PERFORMANCE MEASURES)
OF THE 1991 PLAN

STOCKHOLDER PROPOSALS

To be properly brought before an annual meeting, a proposal must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder.

If a holder of our Common Stock wishes to present a proposal for inclusion in our proxy statement for next year’s annual meeting of stockholders (other than director nominations), such proposal must be received by us on or before November 27, 2008. The proposal must be made in accordance with the applicable laws and rules of the SEC and the interpretations thereof, as well as our Bylaws. Any such proposal should be sent to our Corporate Secretary at P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105).

Director Nominations

Any stockholder who meets the requirements set forth in our Bylaws may submit a director nomination for consideration by the Nominating Committee by complying with the requirements of this section, including: (i) the nomination must be made for an election to be held at a meeting of stockholders at which directors are otherwise to be elected; (ii) the stockholder must be a record owner on the record date for that meeting, and at the meeting, of securities representing at least 2% of the securities entitled to be voted at the meeting for election of directors; (iii) the stockholder must deliver a timely written nomination notice to the office of our Corporate Secretary, providing the information required by this section; and (iv) the nominee must meet the minimum qualifications for directors established by the Board. The qualifications for membership on the Board of Directors is described in the “Director Qualifications, Qualities and Skills” subsection on page 12.

With respect to stockholder nominations of candidates for our Board of Directors, our Bylaws provide that not less than 90 days nor more than 150 days prior to the first anniversary date of the preceding year’s annual meeting any stockholder who intends to make a nomination at the current year’s annual meeting shall deliver a notice in writing (the “Stockholder’s Notice”) to our Corporate Secretary setting forth, as to each person whom the stockholder proposes to nominate (i) all information relating to such person required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to applicable rules of the SEC or the NYSE; (ii) the nominee’s written consent to be named in the Proxy Statement, to serve as a director and to comply with our rules, guidelines and policies applicable to directors; (iii) the name and address of the stockholder and the telephone number(s) at which we are able to reach the stockholder and the nominee during normal business hours; (iv) the class and number of shares of KCS which are owned beneficially and of record by the stockholder; (v) a fully completed Director’s Questionnaire on the form supplied by us, executed by the nominee; and (vi) such other information as the Nominating Committee reasonably deems relevant, to be provided within such time limits as reasonably imposed by the Nominating Committee; provided, however, that if the annual meeting is to be held more than 30 days before, or more than 60 days after, such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the annual meeting and not later than the 15th day following the day on which public announcement of the date of the annual meeting was first made by us. Public announcement is disclosure (i) in any press release distributed by us, (ii) published by us on our website or (iii) included in a document publicly filed by us with the SEC. To be timely for a special stockholders’ meeting at which directors will be elected, a Stockholder’s Notice must be received by our Corporate Secretary’s office not later than the close of business on the 15th day following the day on which we first publicly announce the date of the special meeting. Proposals to nominate directors to be timely for the 2009 annual meeting, if it occurs on May 7, 2009, must be received at our principal executive offices no earlier than December 2, 2008 and no later than February 2, 2009. Further information regarding the qualifications for service on our Board of Directors is provided above under “Director Qualifications, Qualities and Skills.”

No nominee from a stockholder will be considered who was previously submitted for election to the Board of Directors and who failed to receive at least 25% of the votes cast at such election, until a period of three years has passed from the date of such election.

Matters Other than Director Nominations

In addition to any other applicable requirements, for a proposal other than director nominations (other than a proposal requested to be included in the Proxy Statement, as noted above) to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely, such Stockholder’s Notice must be delivered to or mailed and received at our principal executive offices, not less than 45 days nor more than 90 days prior to the meeting; provided, however, that if the meeting is designated by the Board of Directors to be held at a date other than the first Thursday in May and less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely, the Stockholder’s Notice must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A Stockholder’s Notice to our Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of KCS which are beneficially owned by the stockholder and the name and address of record under which such stock is held, and (iv) any material interest of the stockholder in such business. Proposals for matters other than director nominations (other than proposals submitted for inclusion in the proxy statement) to be timely for the 2009 annual meeting, if it occurs on May 7, 2009, must be received at our principal executive offices no earlier than February 6, 2009 and no later than March 23, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and certain other officers and persons who own more than 10 percent of our Common Stock or Preferred Stock (collectively “Reporting Persons”), to file reports of their ownership of such stock and changes in such ownership with the SEC, the NYSE and KCS (the “Section 16 Reports”). Based solely on a review of the Section 16 Reports for 2007 and any amendments thereto furnished to us and written representations from certain of the Reporting Persons, we believe no Reporting Person was late in filing such Section 16 Reports for fiscal year 2007.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Pursuant to the rules of the SEC, services that deliver our communications to stockholders that hold their stock through a bank, broker or other nominee holder of record may deliver to multiple stockholders sharing the same address a single copy of our Annual Report and Proxy Statement. We will promptly deliver upon written or oral request a separate copy of the Annual Report and/or Proxy Statement to any stockholder at a shared address to whom a single copy of the documents was delivered. Written requests should be made to Kansas City Southern, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if sent by express delivery to 427 West 12th Street, Kansas City, Missouri 64105), Attention: Corporate Secretary’s Office, and oral requests may be made by calling our Corporate Secretary’s Office at (816) 983-1530. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker or other nominee holder of record.

OTHER MATTERS

The Board of Directors knows of no other matters that are expected to be presented for consideration at the Annual Meeting. Our Bylaws require that stockholders intending to bring business before an Annual Meeting, including the nomination of candidates for election to the Board of Directors, give timely and sufficient notice to our Secretary in the manner described above. As of the date of this Proxy Statement, no notice of a proposal that we are required to include in this Proxy Statement has been received. However, if other matters properly come before the meeting, it is intended that persons named in the accompanying proxy will vote on them in accordance with their best judgment.

By Order of the Board of Directors

Michael R. Haverty
Chairman of the Board
and Chief Executive Officer

Kansas City, Missouri
March 26, 2008

Our Annual Report includes our annual report on Form 10-K for the year ended December 3l, 2007 (without exhibits) as filed with the SEC. We will furnish without charge upon written request a copy of our annual report on Form 10-K. The annual report on Form 10-K includes a list of all exhibits thereto. We will furnish copies of such exhibits upon written request therefor and payment of our reasonable expenses in furnishing such exhibits. Each such request must include a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Voting Stock entitled to vote at the Annual Meeting. Such written request should be directed to our Corporate Secretary P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105), (816) 983-1538. Our annual report on Form 10-K for the year ended December 31, 2007 is also available free of charge on our website at www.kcsouthern.com. Through our website, we make available, free of charge, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to those reports, as soon as reasonably practicable after electronic filing or furnishing of these reports with the SEC. The annual report on Form 10-K for the year ended December 31, 2007 with exhibits, as well as other filings by us with the SEC, are also available through the SEC’s Internet site at www.sec.gov. In addition, our corporate governance guidelines, ethics and legal compliance policy, and the charters of our Audit Committee, Finance Committee, Nominating Committee and Compensation Committee are available on our website. These guidelines and charters are available in print to any stockholder who requests them. Written requests may be made to our Corporate Secretary, Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105).

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5:00 a.m., Central Time, on May 1, 2008.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/ksu

• Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors	B	Proposals

1. The Boad of Directors recommends a vote FOR the listed nominees.				The Board of Directors recommends a vote FOR proposals 2 and 3.
	For	Withhold			For	Against	Abstain	+
01 Henry R. Davis	☐	☐		2. Ratification of the Audit Commitee’s selection of KPMG LLP as our independent registered public accounting firm for 2008.	☐	☐	☐

02 Robert J. Druten	☐	☐		3. Reapproval of Section 18.7 (Performance Measures) of KCS’s 1991 Amended and Restated Stock Option and Performance Award Plan for purposes of Internal Revenue Code Section 162(m).	☐	☐	☐
03 Rodney E. Slater	☐	☐

To cumulate votes for directors, check box at right and indicate percentage(s) for one or more desired nominees above.			☐

NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail.				In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

C	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.
☐

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

■	1 U P X	+

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — KANSAS CITY SOUTHERN

ANNUAL MEETING OF SHAREHOLDERS — MAY 1, 2008
This proxy is solicited by the Board of Directors.
Terrence P. Dunn, Michael R. Haverty and Thomas A. McDonnell, or any one of them, are hereby authorized, with full power of substitution, to vote the shares of stock of Kansas City Southern (“KCS”) entitled to be voted by the stockholder(s) signing this proxy at the Annual Meeting of Stockholders to be held on May 1, 2008 or any adjournment thereof, as specified herein and in their discretion on all other matters that are properly brought before the Annual Meeting.
This proxy, when properly executed, will be voted as directed, or if no choice is specified on a returned card, such proxies will vote “For’ the nominees named hereon and “For” proposals 2 and 3.
This proxy confers discretionary authority as described, and may be revoked in the manner described, in the Proxy Statement dated March 26, 2008, receipt of which is hereby acknowledged.
Unless authority to vote for any nominee is withheld, authority to vote cumulatively for such nominee will be deemed granted, and if other persons are nominated, this proxy may be voted for less than all the nominees named above, in the proxy holders’ discretion, to elect the maximum number of Board recommended nominees.
(Continued, and to be signed on reverse side)

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5:00 a.m., Central Time, on April 29, 2008.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/ksu

• Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Voting Instruction Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors	B	Proposals

1. The Boad of Directors recommends a vote FOR the listed nominees.				The Board of Directors recommends a vote FOR proposals 2 and 3.
	For	Withhold			For	Against	Abstain	+
01 Henry R. Davis	☐	☐		2. Ratification of the Audit Commitee’s selection of KPMG LLP as our independent registered public accounting firm for 2008.	☐	☐	☐

02 Robert J. Druten	☐	☐		3. Reapproval of Section 18.7 (Performance Measures) of KCS’s 1991 Amended and Restated Stock Option and Performance Award Plan for purposed of Internal Revenue Code Section 162(m).	☐	☐	☐
03 Rodney E. Slater	☐	☐

To cumulate votes for directors, check box at right and indicate percentage(s) for one or more desired nominees above.			☐

NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail.				In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

C	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.
☐

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

■	1 U P X	+

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Voting Instruction Card — KANSAS CITY SOUTHERN

ANNUAL MEETING OF SHAREHOLDERS — MAY 1, 2008
This voting instruction card is solicited by the Trustee.
I hereby direct that the voting rights pertaining to shares of stock of Kansas City Southern (“KCS”) held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Stockholders to be held on May 1, 2008, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Annual Meeting and matters incidental to such meeting. This voting instruction card, when properly executed, will be voted as directed, or if no choice is specified, such card will be voted “For” the nominees named hereon and “For” proposals 2 and 3.
If the voting instruction card is not returned, the Trustee must vote such shares in the same proportions as the shares for which voting instruction cards were received from the plan participants.
CONFIDENTIAL VOTING INSTRUCTIONS TO NATIONWIDE TRUST COMPANY AS TRUSTEE UNDER THE (1) KANSAS CITY SOUTHERN 401(K) AND PROFIT SHARING PLAN, (2) KANSAS CITY SOUTHERN EMPLOYEE STOCK OWNERSHIP PLAN OR (3) GATEWAY WESTERN RAILWAY UNION 401(K) PLAN.
(Continued, and to be signed on reverse side)